UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Anterix Inc.
(Name of Registrant as Specified In Its Charter)
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Notice of Annual Meeting & Proxy Statement

Anterix

August 4, 2026
9:30 AM EDT

Dear Stockholders,

Notice of 2026 Annual Meeting of Stockholders of Anterix Inc.
You are invited to attend the Anterix Inc. 2026 Annual Meeting of Stockholders, which will be held on August 4, 2026, at 9:30 AM, Eastern Daylight Time (the "Annual Meeting"). The Annual Meeting will be held virtually by webcast at www.virtualshareholdermeeting.com/atex2026.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying Proxy Statement:

DATE August 4, 2026 TIME 9:30 AM Eastern Daylight Time MEETING WEB ADDRESS www.virtualshareholdermeeting.com/atex2026 RECORD DATE June 11, 2026	1	To elect seven directors nominated by the Board of Directors to serve until the 2027 Annual Meeting of Stockholders
	2	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers
	3	To approve Amendment No. 2 to the Anterix Inc. 2023 Stock Plan to increase the number of shares available for issuance under the plan
	4	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers
	5	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027
	6	To transact such other business properly brought before the meeting and at any adjournment or postponement thereof

Whether you expect to attend the Annual Meeting or not, you are urged to read this Proxy Statement (the "Proxy Statement") and vote or submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Telephone, mail, and internet voting are available. Please refer to the information in this Proxy Statement and on your proxy card for specific voting instructions. If you hold your shares through an account with a broker, bank, trustee, or other nominee, please follow the instructions you receive from them to vote your shares. Please refer to the section “Additional Information” in this Proxy Statement for detailed information on accessing the meeting, voting, and asking questions at the meeting.
By Order of the Board of Directors,
Gena L. Ashe
Chief Legal Officer and Corporate Secretary

Important notice regarding the availability of proxy materials for the Annual Meeting:
This Proxy Statement for the Annual Meeting, our Annual Report, and the proxy card and voting instruction form are available on our investor website at investors.anterix.com.

2026 Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 (“Fiscal 2026”) filed with the SEC on June 25, 2026 (the “Annual Report”) before voting. Page references are provided to help you find further information in this Proxy Statement. References in this Proxy Statement to the “Company,” “we,” “our,” and “us” are to Anterix Inc. and its subsidiaries.
Proposals and Voting Recommendations

Item		Board Recommendation	Page Reference
1	Election of Directors	✓ FOR each nominee	8
2	Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers	✓ FOR	29
3	To approve Amendment No. 2 to the Anterix Inc. 2023 Stock Plan to increase the number of shares available for issuance under the plan.	✓ FOR	55
4	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers	✓ ONE YEAR	66
5	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027	✓ FOR	68
Meeting Information

Date and Time August 4, 2026 | 9:30 AM EDT	Virtual Meeting www.virtualshareholdermeeting.com/atex2026	Record Date June 11, 2026
If you need technical support to access the Annual Meeting, toll-free and international numbers are available on the virtual meeting website to assist you. Technical support will be available 15 minutes before the start time of the Annual Meeting and through the conclusion of the Annual Meeting.
How to Cast Your Vote
You have four different methods to vote your proxy. Please see the enclosed proxy card or voting instruction form for additional details regarding each voting method.

By Internet Vote 24/7 www.proxyvote.com by 11:59 pm EDT, August 3, 2026	By Telephone Dial toll-free 24/7 800-690-6903 by 11:59 pm EDT, August 3, 2026	By Mail Vote, sign and send the Proxy Card before the Annual Meeting	At the Meeting Vote at www.virtualshareholdermeeting.com/atex2026 during the Annual Meeting

ANTERIX INC.	2026 PROXY STATEMENT 1

Proxy Statement Summary

About

At Anterix, we enable the future of utilities and other critical infrastructure enterprises through modern connectivity. As the market leader in mission-critical private wireless broadband spectrum, during fiscal 2026 we evolved our strategy to a broader operating model under which we deliver secure, private 900 MHz licensed spectrum and advanced intelligent infrastructure products and solutions that enhance efficiency, strengthen resilience, and accelerate digital transformation. Backed by a growing ecosystem of industry-leading partners, Anterix provides the connectivity foundation that powers a more resourceful and resilient future.
Beyond spectrum, we offer solutions to accelerate customer time-to-value through our TowerX™ nationwide tower access program, CatalyX® turnkey connectivity management, and the Anterix Active Ecosystem of more than 150 technology innovators.
Business Overview—Fiscal 2026
›Secured FCC Report & Order enabling broadband deployment across the full 10 MHz of the 900 MHz band, unlocking opportunities for Anterix, its ecosystem of innovators, and critical infrastructure enterprises nationwide.
›Executed a $13-million spectrum sale agreement with CPS Energy, the nation’s largest community-owned provider of electricity and natural gas, to strengthen its grid operations, enhance reliability, and accelerate innovation at scale.
›Completed a $3.2-million spectrum sale agreement with Texas-New Mexico Power, expanding coverage to more than 93% of Texas counties.
›Signed a $7.7 million spectrum sale agreement with Northwestern Energy, covering several counties in Montana, South Dakota, and Wyoming.
›Launched TowerX™, a powerful turnkey tower optimization and access program to help critical infrastructure enterprises deploy 900 MHz private wireless broadband networks faster, smarter, and more cost-effectively.
›Further strengthened our balance sheet, with zero debt and $127 million of contracted proceeds received from customers in Fiscal 2026.
›Appointed Elena Marquez as Chief Financial Officer, Heather Martin as Chief Marketing Officer and Chief of Staff, and Ross Spero as Chief Product Officer.

2 2026 PROXY STATEMENT	ANTERIX INC.

Proxy Statement Summary
Corporate Governance Highlights
Our corporate governance framework is a critical factor in our continued success. It helps us to enhance accountability, protect stockholder interests, promote ethical conduct, improve decision-making, enhance corporate performance, and maintain investor confidence.
As reflected below, our Board of Directors (the "Board") has adopted strong governance structures and practices to enhance our independent oversight, effectiveness, and accountability to stockholders. Our corporate governance highlights are summarized below, followed by an in-depth description in the "Corporate Governance Matters" section of this Proxy Statement. You can also access key governing documents such as our Code of Business Conduct, Corporate Governance Guidelines, and charters of each Board committee at www.anterix.com in the “Investors” section.
Strong Governance Practices

Annual Election of Directors	Executive Succession Planning	Board Oversight of Human Capital Management, Corporate Culture, Ethics
Board Oversight of ESG	Anti-hedging and Anti-pledging Policies
Stock Ownership Requirements for Directors and Executive Officers
Enterprise Risk Management	Annual Advisory Vote on Executive Compensation
Board Composition and Processes

5 of 7 Nominees Independent	Separate Chair and CEO and Lead Independent Director	Majority Voting for Director Elections with Resignation Policy
Protections Against Overboarding	Regular Independent Director Executive Sessions	Director Orientation and Continuing Education
	Annual Review of Director and Committee Qualifications	Annual Board Self-Evaluation

ANTERIX INC.	2026 PROXY STATEMENT 3

Proxy Statement Summary
Director Nominees

Director Name	Age	Director Since	Title

Jeffrey A. Altman INDEPENDENT	59	2023	Founding Partner and Chief Portfolio Manager, Owl Creek Asset Management
Leslie B. Daniels INDEPENDENT	79	2020	Senior Advisor, AE Industrial Partners, LP
Mark A. Fleischhauer INDEPENDENT	51	2024	Partner (Retired), Owl Creek Asset Management
William E. Heard INDEPENDENT	43	2024	CEO and Chief Investment Officer, Heard Capital LLC
Thomas R. Kuhn	80	2024	Executive Chair, Anterix
Scott A. Lang	63	2024	President and CEO, Anterix
Mahvash Yazdi INDEPENDENT	74	2021	President, Feasible Management Consulting

4 2026 PROXY STATEMENT	ANTERIX INC.

Proxy Statement Summary
Executive Compensation Highlights
Our Compensation Committee regularly reviews best practices in governance and executive compensation. The following is a summary of the executive compensation practices utilized by the Compensation Committee to tie compensation to company performance and serve our stockholders’ long-term interests:

What We Do		What We Don't Do

✓	Annual Bonus Tied to Performance	✗	Liberal Recycling of Equity Awards
✓	Double-trigger Vesting of Equity Awards with CIC	✗	Tax Gross Ups
✓	Peer Group Used to Inform Pay Practices	✗	Evergreen Provision in Stock Plan
✓	Independent Compensation Committee	✗	Multi-Year Guaranteed Bonuses
✓	Prohibit Hedging or Pledging Stock	✗	Guaranteed Term Employment Agreements
✓	Engage Key Stockholders to Design Compensation Program to Drive Stockholder Value	✗	Option Repricing without Stockholder Approval
✓	Annual Compensation Risk Assessment	✗	Broad Perquisites Offered to Executives
✓	Stock Ownership Guidelines for Directors and Executives
✓	Grant Equity Awards to Incentivize Long-term Growth
✓	Robust Executive Clawback Policy
✓	Long-Term Equity Incentive Awards to Promote Retention and Superior Performance

ANTERIX INC.	2026 PROXY STATEMENT 5

General Information

Date and Time August 4, 2026 | 9:30 AM EDT	Virtual Meeting www.virtualshareholdermeeting.com/atex2026	Record Date June 11, 2026
Voting Instructions
If you are a stockholder of record, you can vote in the following ways:

By Internet: follow the internet voting instructions included on the proxy card at any time until 11:59 p.m., Eastern Daylight Time, on August 3, 2026.
By Telephone: follow the telephone voting instructions included on the proxy card at any time until 11:59 p.m., Eastern Daylight Time, on August 3, 2026.

By Mail: mark, date, and sign your proxy card per its instructions and return it by mail in the pre-addressed reply envelope provided with the proxy materials. We must receive the proxy card before the Annual Meeting.

At the Annual Meeting: attend the Annual Meeting at www.virtualshareholdermeeting.com/atex2026 using the 16-digit control number on your proxy card or the instructions accompanying your proxy materials to enter the Annual Meeting.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by internet, telephone, or mail so that your vote will be counted in the event you later are unable to participate in the Annual Meeting.
If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee, or other nominee. Shares held in street name may be voted at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares, giving you the right to vote the shares.
On or about June 25, 2026, we began sending this Proxy Statement, the attached Notice of Annual Meeting of Stockholders (the "Notice"), and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting. Although not part of this Proxy Statement, we are also sending, along with this Proxy Statement, our Annual Report, which includes our financial statements for Fiscal 2026.
Proxies
All shares represented by a proxy will be voted at the Annual Meeting. When a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement; in favor of approving, on an advisory, non-binding basis, the compensation of our named executive officers; in favor of approving, Amendment No. 2 to the Anterix Inc. 2023 Stock Plan to increase the number of shares available for issuance under the plan; on an advisory, non-

6 2026 PROXY STATEMENT	ANTERIX INC.

General Information
binding basis, for a “one year” frequency of future advisory votes on the compensation of the our named executive officers; and in favor of ratifying Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027. If any other business may properly come before the Annual Meeting, the proxies are authorized to vote at their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.
If a broker, bank, trustee, or other nominee exercising fiduciary powers holds your shares (typically referred to as being held in “street name”), you should receive a separate voting instruction form with this Proxy Statement. Please note that if your shares are held of record by a broker, bank, trustee, or other nominee, and you wish to vote at the meeting, you will not be permitted to vote online at the Annual Meeting unless you first obtain a proxy issued in your name from the record holder.
Proxy Revocation Procedure
If you are a stockholder of record, you may revoke your proxy:
(1)by written notice of revocation mailed to and received by the Chief Legal Officer and Corporate Secretary of the Company before the date of the Annual Meeting;
(2)by voting again via the internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Daylight Time on August 3, 2026;
(3)by executing and delivering to the Corporate Secretary a proxy card dated as of a later date than a previously executed and delivered proxy card (provided, however, that such action must be taken before 11:59 p.m. Eastern Daylight Time on August 3, 2026); or
(4)by attending the Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not in and of itself revoke a proxy.
If your shares are held by a broker, bank, trustee, or other nominee, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or other nominee; or, if you have obtained a legal proxy from your broker, bank, trustee, or other nominee giving you the right to vote your shares, by attending and voting during the Annual Meeting.
Voting Results
We will announce preliminary voting results at the Annual Meeting. We will report the final results in a current report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on August 4, 2026:
This Proxy Statement for the Annual Meeting, the Notice, our Annual Report, and the proxy card or voting instruction form are available for viewing, printing, and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number available as it appears on your proxy card. On the www.proxyvote.com website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery. Additionally, you can find a copy of our Annual Report, which includes our financial statements for the fiscal year ended March 31, 2026, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “Financials” section of the “Investors” section of our website at investors.anterix.com. You may also obtain a printed copy of our Annual Report, including our financial statements, free of charge, from us by sending a written request to: Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attention: Chief Legal Officer and Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

ANTERIX INC.	2026 PROXY STATEMENT 7

PROPOSAL 1
Election of Directors
Vote Required and Board Recommendation

At the Annual Meeting, our stockholders will vote on the election of seven directors to serve until our 2027 Annual Meeting and until their respective successors are elected and qualified.
In an uncontested election, the director nominees are elected by a majority of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present. This means that the number of shares voted “FOR” a nominee for election as a director must exceed the number of votes cast “AGAINST” that director nominee. If you hold your shares in street name and do not instruct the broker, bank, trustee, or other nominee on how to vote on this proposal, they will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for determining the presence of a quorum but will not be voted for or against the election of any director nominee, and so will not have any effect on the outcome of this proposal.
We have also implemented a majority voting policy for director resignations, which applies if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. If a director nominee fails to receive the required vote for reelection, our Nominating and Corporate Governance Committee (other than such director) will act on an expedited basis to determine whether to accept the director’s irrevocable, conditional resignation, and it will submit such recommendation for prompt consideration by the Board. The Nominating and Corporate Governance Committee and members of the Board (other than such director) may consider any factors they deem relevant in deciding whether to accept a director’s resignation. This policy does not apply in circumstances involving contested director elections.
All of our nominees have indicated their willingness to serve if elected. If any nominee should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as the Board may designate unless a contrary instruction is indicated in the proxy.
Unless otherwise instructed, the persons named in the proxy card intend to vote shares represented by properly executed proxy cards for the election of each of our director nominees.

Nominees for Election to the Board of Directors

›Jeffrey A. Altman ›Leslie B. Daniels ›Mark A. Fleischhauer ›William E. Heard ›Thomas R. Kuhn ›Scott A. Lang ›Mahvash Yazdi
5 of 7 Director Nominees are Independent
✓	THE BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE

8 2026 PROXY STATEMENT	ANTERIX INC.

Proposal 1
Director Nominees
Our Board, based on the recommendation of our Nominating and Corporate Governance Committee, has nominated seven existing directors for reelection—five independent directors; Scott Lang, our current President and Chief Executive Officer (“CEO”); and Thomas Kuhn, the Executive Chair of our Board ("Executive Chair").
Our director nominees are proven leaders with a wide range of skills, professional experience, and diverse backgrounds. Our Board comprises directors with deep institutional knowledge of the company and the markets in which we operate, alongside newer directors who bring a variety of experiences, perspectives, qualifications, and leadership to address the Company's challenges. Our Board composition reflects its continuing focus on achieving the right balance of experience, continuity, and fresh perspectives, including gender, racial, and ethnic diversity.
In addition to the information set forth below regarding our director nominees and the skills that led our Board to conclude that these individuals should serve as directors, we believe that all of our director nominees have a reputation for integrity, honesty, and adherence to the highest ethical standards. We believe that each has demonstrated business acumen, an ability to exercise sound judgment, and a commitment to service to our Company and their Board duties.

Jeffrey A. Altman Independent Director
Mr. Altman has served on our Board since February 2023. Mr. Altman is the founder of Owl Creek Asset Management L.P. (“Owl Creek”), whose investment funds have collectively been our largest stockholder and investor since 2014. After founding Owl Creek, Mr. Altman launched the Owl Creek Flagship Funds in February 2002, followed by the Owl Creek Socially Responsible Investment Fund in May 2006, the Owl Creek Credit Funds in July 2012, the Owl Creek Special Situations Fund, L.P. in April 2019, and the OC Opportunities Fund III in May 2021. As Chief Portfolio Manager since Owl Creek's founding, Mr. Altman directs all aspects of research and trading on all investments and leads the investment group as the Investment Manager in a team approach to gathering consensus on investment ideas. Before forming Owl Creek, Mr. Altman spent 13 years at Franklin Mutual and Heine Securities Corporation, serving in various capacities, including junior and senior analyst positions, head trader of the bankruptcy and distressed group, senior vice president and senior portfolio manager.
Mr. Altman earned a B.S. in Management from the A.B. Freeman School of Business at Tulane University in 1988. We believe Mr. Altman is well-qualified to serve on our Board due to his extensive investment experience and proven ability to drive stockholder value.

ANTERIX INC.	2026 PROXY STATEMENT 9

Proposal 1

Leslie B. Daniels Independent Director
Mr. Daniels has served on our Board since September 2020 and currently Chairs both the Corporate Development Committee and the Nominating and Corporate Governance Committee. Mr. Daniels serves as a Senior Adviser at AE Industrial Partners, L.P. (“AEP”), a private equity firm in Boca Raton, FL, specializing in aerospace, power generation, and specialty industrial markets. In 2024, Mr. Daniels transitioned to a Senior Advisor role at AEP. Mr. Daniels serves on the board of directors of GAMCO Investors, Inc. (NYSE: GAMI), and Moeller Aerospace. Mr. Daniels formerly served on the Advisory Committee on Trade Policy and Negotiation as a presidential appointee. Mr. Daniels is a former chairman and former member of Florida’s State Board of Administration, Investment Advisory Council. Mr. Daniels was a founding partner of CAI Managers & Co., L.P., a private equity firm located in New York City, from 1989 to 2014. Prior to CAI Managers, Mr. Daniels was President of Burdge, Daniels & Co., Inc., a company engaged as a principal in venture capital and buyout investments and trading of private placement securities. Mr. Daniels also served as Senior Vice President of Blyth, Eastman, Dillon & Co., where he was responsible for its corporate fixed-income sales and trading departments. Mr. Daniels is a former Director of AeroSat Corporation; Aster-Cephac SA; Bioanalytical Systems, Inc.; Douglas Machine & Tool Co., Inc.; IVAX Corporation; MIM Corporation; MIST Inc.; Mylan Laboratories Inc.; NBS Technologies Inc.; and Safeguard Health Enterprises, Inc. Mr. Daniels served as Chairman of TurboCombustor Technology Inc. and Zenith Laboratories, Inc.
Mr. Daniels is a graduate of Fordham University. We believe Mr. Daniels' deep financial, M&A, and board experience make him well-qualified to serve on our Board.

Mark A. Fleischhauer Independent Director
Mr. Fleischhauer has served on our Board since August 2024 and is Chair of the Audit Committee Mr. Fleischhauer currently invests in and advises private companies, prior to which he was a Partner at Owl Creek Asset Management, where he worked from 2007 until 2024. Mr. Fleischhauer ended his tenure at Owl Creek as an Assistant Portfolio Manager, focusing on the firm’s investments in public equities, including coverage of the telecommunication industry. Before joining Owl Creek, Mr. Fleischhauer served as a Portfolio Manager at Jayhawk Capital Management and an Analyst at HFR Asset Management, after earning his MBA at the Kellogg School of Management at Northwestern University. Mr. Fleischhauer started his career as an Investing Banking Analyst in the Technology Group at Bear Stearns before moving to investment management at George Weiss Associates and Hamilton Partners.
In addition to his MBA from Northwestern University’s Kellogg School of Business, Mr. Fleischhauer earned his Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania. We believe Mr. Fleischhauer is well-qualified to serve on our Board given his deep investment experience, strong track record of stockholder value creation, and industry expertise in telecommunications and technology.

10 2026 PROXY STATEMENT	ANTERIX INC.

Proposal 1

William E. Heard Independent Director
Mr. Heard has served on our Board since August 2024. In 2011, Mr. Heard founded Heard Capital LLC (“Heard Capital”) - an asset management firm that invests primarily in public equities across the telecommunications, media, technology, finance and industrial sectors - where he continues to serve as Chief Executive Officer and Chief Investment Officer. As the manager of Heard Capital's investment strategy and process, he has extensive knowledge and experience analyzing the health and success of publicly traded companies in highly regulated industries. Prior to founding Heard Capital, Mr. Heard was a special situations analyst for Stark Investments, where he covered equity, credit and option markets in the telecommunications, media, technology, financial, industrial and energy sectors.
Mr. Heard is a board member of the President’s Circle and Young Professional Network for the Chicago Council on Global Affairs and is a member of the Dean's Circle at the University of Chicago Law School and the Economic Club of Chicago.
Mr. Heard is a graduate of Marquette University's College of Business Administration, where he earned a Bachelor of Science in Finance and Real Estate. We believe Mr. Heard is well-qualified to serve on our Board due to his leadership experience, industry insight, and track record of driving stockholder value.

Thomas R. Kuhn Executive Chair
Mr. Kuhn has served as Executive Chair since January 2025 and he is also Chair of the Utility Engagement Committee. Mr. Kuhn joined our Board as a Vice Chairman January 2004 after more than thirty years as President and CEO of the Edison Electric Institute (“EEI”), the association that represents all U.S. investor-owned electric companies. Prior to his role as President & CEO, Mr. Kuhn served as Chief Operating Officer of EEI from 1988 to 1990 and executive vice president from 1985 to 1988. Before joining EEI, Mr. Kuhn was president of the American Nuclear Energy Council, representing virtually all companies in the commercial nuclear power industry. Mr. Kuhn joined the Council in 1975 as Vice President, Government Affairs and became President in 1983. From 1972 to 1975, Mr. Kuhn headed the energy section of the investment banking firm Alex Brown and Sons. Prior to that, from 1970 to 1972, he was the White House Liaison Officer to the Secretary of the Navy. Mr. Kuhn previously served on the Secretary of Energy’s Advisory Board and the Board of the U.S. Chamber of Commerce. He currently serves on the boards of the Alliance to Save Energy, the United States Energy Association, and the U.S. Navy Memorial Foundation. Mr. Kuhn is Chairman Emeritus of the Committee of 100 of the U.S. Chamber of Commerce, the American Society of Association Executives, and the National Multiple Sclerosis Society.
Mr. Kuhn holds a Bachelor of Science degree in economics from Yale University and served as a Naval Officer following his graduation. He also received an MBA from George Washington University. Mr. Kuhn completed the Stanford University Graduate School of Business Senior Executive Program in 1989. We believe Mr. Kuhn’s extensive leadership experience, deep industry knowledge, and broad utility relationships make him exceptionally well-qualified to serve on our Board.

ANTERIX INC.	2026 PROXY STATEMENT 11

Proposal 1

Scott A. Lang President & Chief Executive Officer
Mr. Lang has served on our Board since August 2024 and was appointed President and CEO in October 2024. Mr. Lang was appointed our President and Chief Executive Officer in October 2024. In March 2024, Mr. Lang was named CEO and Chairman of the Board of Project Canary, a leading emissions intelligence platform helping companies in the energy industry monitor emissions. From November 2019 to July 2023, Mr. Lang was Chairman of the Board and CEO of Turvo, a software technology company focused on the supply chain and logistics industry. From September 2015 to January 2018, Mr. Lang was Executive Chairman and Chairman of the Board of Silver Spring Networks, where he served as Founding Chairman, CEO and President from September 2004 to September 2015. While at Silver Spring Networks, he raised more than $200 million of venture and private equity capital and helped to develop the first secure native IP network platform for smart electric meters. Previously in his career, Mr. Lang held positions of increasing responsibility at Electronic Data Systems and Perot Systems.
Mr. Lang holds a BS in Business Administration with a minor in Computer Science from the University of Mississippi and an Executive MBA from Northwestern University’s Kellogg School of Business. We believe Mr. Lang is well-qualified to serve on our Board given his CEO experience, public company board leadership, deep utility sector expertise, and proven track record of driving innovation and growth.

Mahvash Yazdi Lead Independent Director
Ms. Yazdi has served on our Board since February 2021 and is currently Lead Independent Director and Chair of the Compensation Committee. Ms. Yazdi is President of Feasible Management Consulting, where she has provided strategic advisory services across the energy, technology, and communications sectors since 2012.
She previously served as Senior Vice President and Chief Information Officer of Edison International and Southern California Edison, and as Vice President and Chief Information Officer of Hughes Electronics, where she led technology strategy in the aerospace and defense sector.
Ms. Yazdi serves on the board of NorthWestern Energy (Nasdaq: NWE), a leading electric and gas utility, where she chairs the Compensation Committee. She is also Lead Independent Director and Chair of the Compensation Committee for Anterix, Inc. (Nasdaq: ATEX), a wireless communications company focused on private LTE solutions for critical infrastructure.
Since 2026, Ms. Yazdi has chaired Prologis’s (NYSE: PLD) Energy & Mobility venture—as one of its original architects—helping the global real estate and logistics company launch and guide a multi-hundred-million-dollar strategic platform at the intersection of renewable energy, mobility, and logistics. In addition, she is an advisor to Infosys Limited (NYSE: INFY), a global leader in digital services and AI-first consulting, where she has served as a strategic advisor since 2012, and advises Energy Capital Ventures on investments in next-generation gas technologies.
Ms. Yazdi is also the recipient of the Ellis Island Medal of Honor for her philanthropic contributions and the author of 60:60 – Celebrating 60 Years with 60 Acts of Kindness. We believe Ms. Yazdi is well-qualified to serve on our Board due to her deep expertise in technology and the utility sector, combined with her strong governance and leadership experience.

12 2026 PROXY STATEMENT	ANTERIX INC.

Proposal 1
Director Nominee Skills
The table below represents some of the key skills of our director nominees that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. This table highlights the depth and breadth of skill of our director nominees.

Experience, Expertise, or Attribute	Altman	Daniels	Fleischhauer	Heard	Kuhn	Lang	Yazdi

CEO/President
Telecom
Regulatory
Financial Acumen
Early Stage/ Hyper-Growth
Utilities
Prior Public Board
Technology
Governance
M&A
Risk
Stockholder Nominees: Our Nominating and Corporate Governance Committee will review a reasonable number of director candidates recommended by a single stockholder who (i) has held over 2% of our common stock for over one year and (ii) who satisfies the notice, information, and consent provisions outlined in our Amended and Restated Bylaws. Our Board uses the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. There has been no change to the procedures by which stockholders may recommend nominees to our Board. For information concerning stockholder proposals, see “Stockholder Proposals for 2027 Annual Meeting” below in this Proxy Statement.
Director Compensation
Our directors play a critical role in guiding our strategic direction and overseeing the management of our Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified and productive public company directors. The varied responsibilities, the substantial time commitment, and the potential risks of serving as a director for a public company require that we provide adequate compensation for the continued performance of our non-employee directors by offering them compensation that is commensurate with the workload and the demands we place on them. Our non-employee directors are compensated based on their Board and Board Committee responsibilities. Our executive officers on the Board do not receive additional compensation for their service as directors.

ANTERIX INC.	2026 PROXY STATEMENT 13

Proposal 1
The Compensation Committee oversees director compensation and provides recommendations to our Board regarding the appropriate structure and amount of compensation for our non-employee directors. The Board is responsible for approving our non-employee director compensation program and the compensation paid to our non-employee directors. The Compensation Committee engages a compensation consultant to regularly review Director Compensation and provide benchmarking, survey, and other comparative market data, including such Director compensation data from the same peer group as is used in evaluating the compensation of our executive officers, to help determine if the Directors’ compensation levels are appropriate.
Non-Employee Director Compensation
For Fiscal 2026, our non-employee director compensation program consisted of:
›Annual cash retainers for Board service;
›Annual cash premium for service as the Chair of a Board Committee;
›Annual cash premium for service as Lead Independent Director; and
›Equity-based awards in the form of restricted stock granted annually to continuing non-employee directors.
Our non-employee directors do not receive any meeting fees.
Annual Cash Retainers: Under our non-employee director compensation program, our non-employee directors received the annual cash retainers shown in the table below. These annual retainers are payable in four equal quarterly installments.
Equity-Based Awards: Under our non-employee director compensation program, each non-employee director also received an annual equity-based award (in the form of restricted stock) valued at $170,000 at the time of grant. Each such annual award vests on the earlier of (i) immediately before the commencement of the next regularly scheduled Annual Meeting of stockholders or (ii) 12 months from the grant date.
The following table summarizes Fiscal 2026 non-employee director compensation:

All Directors	($)

Annual Board Cash Retainer	65,000
Board Meeting Fee	—
Annual Equity Award	170,000
Committee Member Meeting Fees (All Committees)	—
Estimated Total Board Member Annual Compensation	235,000
Committee Chairperson Retainer
Audit	20,000
Compensation	15,000
Nominating/Governance	10,000
Corporate Development	8,500
Utility Engagement Committee	—
Board Leadership Compensation
Lead Independent Director Retainer (cash premium)	50,000

14 2026 PROXY STATEMENT	ANTERIX INC.

Proposal 1
Newly Appointed Directors: For any non-employee director appointed to the Board off-cycle (i.e., joining prior to election as a director nominee at an annual meeting), and thereby, beginning their term mid-year, the first annual cash retainer is awarded pro-rata based on the fiscal quarter in which the director is appointed to the Board and each Board committee. Similarly, each non-employee director elected to the board off-cycle will receive their first annual restricted stock grant on a pro-rata basis, based on the fiscal quarter in which the director is appointed to the Board, with the fair value determined by the stock price on the grant date.
Review: Pursuant to its charter, the Compensation Committee reviews this non-employee director compensation program from time to time, based upon information it deems appropriate, including without limitation, reports from the independent compensation consultant, available survey data, and feedback from the director recruiting process, to determine if any adjustments should be recommended.
Stock Ownership Guidelines: All non-employee directors are subject to stock ownership guidelines approved by the Board. Non-employee directors are required to beneficially own shares of our common stock with a value equal to three times the annual cash retainer paid to them for service as a member of our Board. Our non-employee directors have five years from the time of initial appointment to achieve their stock ownership guideline level. As of the end of Fiscal 2026, each non-employee director is in compliance with the stock ownership guidelines.
Reimbursement: Our directors are entitled to reimbursement for their reasonable travel and lodging expenses for attending Board and Board Committee meetings.
Director Compensation Table
The following table summarizes the compensation awarded to, earned by, or paid for services rendered in all capacities by our non-employee directors during Fiscal 2026.

Name	Fees earned or paid in Cash ($) (1)	Stock Awards ($)(2)(3)	Option Awards ($)	Total ($)

Jeffrey A. Altman	65,000	170,020	—	235,020
Leslie B. Daniels	83,500	170,020	—	253,520
Mark A. Fleischhauer	85,000	170,020	—	255,020
William E. Heard	65,000	170,020	—	235,020
Mahvash Yazdi	130,000	170,020	—	300,020
(1)Represents annual cash retainers for Board service and for service as chair of one of the standing Board Committees and Lead Independent Director, if applicable. Cash retainers are paid quarterly in four equal installments.
(2)These amounts represent the grant date fair market value of restricted stock awards granted by the Company during the period presented for services as a director, determined in accordance with FASB ASC Topic 718. For the assumptions used in our valuations, see “Note 13 - Stock Acquisition Rights, Stock Options and Warrants” of our notes to consolidated financial statements in our Annual Report.
(3)During the fiscal year ended March 31, 2026, the following directors received shares of our restricted stock awards: Jeffrey A. Altman: 7,767 shares; Leslie B. Daniels: 7,767 shares; Mark A. Fleischhauer: 7,767 shares; William E. Heard: 7,767 shares; and Mahvash Yazdi: 7,767 shares. All restricted stock awards held by our non-employee directors are fully vested or are scheduled to vest in full on August 4, 2026.

ANTERIX INC.	2026 PROXY STATEMENT 15

Corporate Governance Matters
Corporate Governance Guidelines and Code of Business Conduct
Good corporate governance is fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our key governing documents — Corporate Governance Guidelines, Code of Business Conduct, Amended and Restated Bylaws, and the charters for each of our Board committees — form our corporate governance framework. These documents cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to our Board, succession planning, and the annual evaluations of our Board and its committees. Copies of these key governing documents are available on our investor website at investors.anterix.com. Any stockholder may obtain a printed copy upon request to our Chief Legal Officer and Corporate Secretary.
The highlights of our corporate governance program are included below:

Annual Election of Directors	Executive Succession Planning	Board Oversight of Human Capital Management, Corporate Culture, Ethics
Board Oversight of ESG	Anti-hedging and Anti-pledging Policies
Stock Ownership Requirements for Directors and Executive Officers
Enterprise Risk Management	Annual Advisory Vote on Executive Compensation
Policies and Practices Highlights
Code of Business Conduct
Our Board has adopted a Code of Business Conduct (the "Code") that applies to our directors, officers, employees and affiliates. Our Audit Committee reviews and oversees the Code. We train our employees and Directors on the Code annually and provide additional compliance training on key topics and other policies on a rotational basis, including insider trading, anti-harassment, and discrimination. All employees and Directors are required annually to reaffirm their compliance with the Code. Employees are required to speak up about misconduct and report suspected or known Code violations. The Code prohibits retaliation against anyone who raises an issue or concern in good faith. Any waiver of the Code for our directors or executive officers may be made only by our Board or the Audit Committee. We intend to disclose on our website any material amendment to, or waiver of, any provision of the Code that would be required to be disclosed to stockholders under the rules of the SEC or Nasdaq.

16 2026 PROXY STATEMENT	ANTERIX INC.

Corporate Governance Matters
Whistleblower Hotline
Our employees are encouraged to report complaints regarding accounting, internal controls, auditing matters, violations of law, violations of our Code or other concerns regarding the conduct of our employees, representatives or business partners through our secure whistleblower hotline, and we enable any reported concerns to be submitted anonymously. The whistleblower hotline is made available to employees via an external, independent website operated by an independent service provider. Any matter reported through the whistleblower hotline and determined not to be frivolous or immaterial is reviewed first by our Chief Legal Officer and, in certain cases, by our Chair of the Audit Committee, and investigated and discussed with our Audit Committee and, if warranted, the full Board. When appropriate, independent third parties assist in an investigation.
Clawback Policy
In November 2023, we amended our clawback policy (the "Executive Compensation Recoupment Policy") to comply with Nasdaq Listing Standard 5608 requirements implementing Rule 10D-1 under the Securities Exchange Act of 1943, as amended (the "Exchange Act"). In the event we are required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, we will seek to recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including our named executive officers, during the prior three fiscal years, that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement. We file our Executive Compensation Recoupment Policy as an exhibit to our Annual Report each year.
Prohibition on Hedging and Pledging
We maintain an Insider Trading Policy that, among other things, prohibits all employees and agents, including our officers and directors and designated consultants, and independent contractors, or their designees, from engaging in “hedging” transactions with respect to our securities. This includes publicly traded options, short sales, puts and calls, and any other types of hedging transactions. In addition, we also restrict pledging our securities as collateral for a loan or holding our securities in margin accounts, subject, however, to certain limited exceptions, including transactions pursuant to a trading plan that complies with Rule 10b5-1 under the Exchange Act.

ANTERIX INC.	2026 PROXY STATEMENT 17

Corporate Governance Matters
Board Committees
The Board has five committees: Audit, Compensation, Nominating and Corporate Governance, Corporate Development, and Utility Engagement. Each Board committee functions under a written charter adopted by the Board, copies of which are available on our investor website at investors.anterix.com.

Director Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Corporate Development Committee	Utility Engagement Committee

Thomas R. Kuhn
Scott Lang
Mahvash Yazdi INDEPENDENT
Mark A. Fleischhauer INDEPENDENT ★
Jeffrey A. Altman INDEPENDENT
Leslie B. Daniels INDEPENDENT
William E. Heard INDEPENDENT ★

Lead Independent Director	Board Chairperson	Chairperson	Committee Member	★ Financial Expert

The Audit Committee is comprised of three of our independent directors: Mark Fleischhauer, William Heard, and Mahvash Yazdi, each of whom can read and understand fundamental financial statements, including our balance sheet, statements of operations, stockholders’ equity and cash flows as required by the rules of Nasdaq. The Audit Committee's functions include, among other functions:
›Retaining of our independent registered public accounting firm;
›Overseeing our annual audit;
›Reviewing the adequacy of our accounting and financial controls;
›Reviewing the independence of our independent registered public accounting firm;
›Overseeing enterprise risk management ("ERM"), including cybersecurity matters; and
›Overseeing all company compliance and Code of Business Conduct/Ethics matters.
Our Board has determined that each Audit Committee member is an “independent director” under the Nasdaq listing standards and the applicable rules and regulations of the SEC. Our Board has also determined that both Messrs. Fleischhauer and Heard are “audit committee financial experts” within the applicable requirements of the SEC.

Audit Committee Members: Mark Fleischhauer (Chair) William Heard Mahvash Yazdi Number of Meetings Held in Fiscal 2026: 9

18 2026 PROXY STATEMENT	ANTERIX INC.

Corporate Governance Matters

The Compensation Committee is comprised of four of our independent directors: Mahvash Yazdi (Chair), Jeffrey Altman, Leslie Daniels, and William Heard. The functions of the Compensation Committee include:
›Providing Recommendations to the Board regarding CEO and Executive Chair compensation, and approval of other executive officer compensation;
›Reviewing executive development, performance and succession planning;
›Administering the Executive Compensation Recoupment Policy;
›Determining non-employee director compensation;
›Administering the equity plan; and
›Overseeing of workplace diversity, equity and inclusion.
Our Board has determined that each Compensation Committee member is an “independent director” under the Nasdaq listing standards and the applicable rules and regulations of the SEC. In addition, each member of the Compensation Committee qualifies as a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee engaged the services of a national executive compensation consulting firm — Willis Towers Watson — as its independent compensation consultants to assist it in evaluating our overall executive and non-executive director compensation program and practices.
Compensation Committee Interlocks and Insider Participation: None of the members of our Compensation Committee were, at any time during Fiscal 2026 (or at any other time), officers or employees of the Company. None of our executive officers serves or has served during Fiscal 2026 as a member of the board of directors or Compensation Committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

Compensation Committee Members: Mahvash Yazdi (Chair) Jeffrey Altman Leslie Daniels William Heard Number of Meetings Held in Fiscal 2026: 6

The Nominating and Corporate Governance Committee is comprised of two independent directors: Leslie Daniels (Chair) and Mahvash Yazdi. The functions of the Nominating and Corporate Governance Committee include:
›Identifying, recruiting, and nominating of Board nominees;
›Recommending the structure, composition, and functioning of the Board and its committees;
›Developing and recommending Corporate Governance Guidelines;
›Reviewing and recommending changes (as necessary or appropriate) to governance documents;
›Overseeing the annual evaluation of our Board’s effectiveness and performance;
›Overseeing the development of our ESG (as defined below) strategy; and
›Conducting director evaluations.
Our Board has determined that each Nominating and Corporate Governance Committee member is an “independent director” under the Nasdaq listing standards and the applicable rules and regulations of the SEC.

Nominating and Corporate Governance Committee Members: Leslie Daniels (Chair) Mahvash Yazdi Number of Meetings Held in Fiscal 2026: 5

ANTERIX INC.	2026 PROXY STATEMENT 19

Corporate Governance Matters

The Utility Engagement Committee is comprised of two employee directors: Thomas Kuhn and Scott Lang; and one independent director, Mahvash Yazdi. The functions of the Utility Engagement Committee include:
›Advising management on strategies to strengthen our relationships and communications to the utility industry;
›Reviewing and providing input to management on our commercialization plans and strategies; and
›Evaluating and making recommendations to management about our sales and marketing programs and plans.

Utility Engagement Committee Members: Thomas Kuhn (Chair) Scott Lang Mahvash Yazdi Number of Meetings Held in Fiscal 2026: 2

The Corporate Development Committee is comprised of three independent directors: Leslie Daniels (Chair), Jeffrey Altman, and Mark Fleischhauer; and two employee directors: Thomas Kuhn and Scott Lang. The functions of the Corporate Development Committee include:
›Providing input to management and the Board regarding our long-term strategy and M&A agendas;
›Evaluating and making recommendations to management and the Board concerning responses to external developments and factors, including changes in our industry, competition, and technology impacting our strategy; and
›Reviewing and providing input to management about potential material mergers and acquisitions, combinations, joint ventures, divestitures, and investments.

Corporate Development Committee Members: Leslie Daniels (Chair) Jeffrey Altman Mark Fleischhauer Thomas Kuhn Scott Lang Number of Meetings Held in Fiscal 2026: 0

20 2026 PROXY STATEMENT	ANTERIX INC.

Corporate Governance Matters
Board Composition and Processes

5 of 7 Nominees Independent	Separate Chair and CEO and Lead Independent Director	Majority Voting for Director Elections with Resignation Policy
Protections Against Overboarding	Regular Independent Director Executive Sessions	Director Orientation and Continuing Education
	Annual Review of Director and Committee Qualifications	Annual Board Self-Evaluation
Board Meetings
Board and Annual Meetings: Our Board met 10 times during Fiscal 2026, and all incumbent directors attended all of the aggregate meetings of our Board. We encourage our directors to attend our Annual Meetings absent extraordinary circumstances. All directors attended the 2025 Annual Meeting.
Board and Committee Meetings: During Fiscal 2026, the Audit Committee met nine times, the Compensation Committee met six times, the Nominating and Corporate Governance Committee met five times, the Corporate Development Committee did not meet, and the Utility Engagement Committee met twice.
Executive Sessions: Executive sessions of our independent directors are held regularly for scheduled meetings of our Board and at other times that our Board deems necessary. Our Board’s policy is to hold executive sessions with and without management's presence. Our Board committees also generally meet in executive session at the end of each committee meeting.
Board Structure
Size and Composition: Our Board currently consists of seven directors. The number of directors on our Board is determined from time to time by action of our Board. The Board has set the current number of directors at seven.
Board Refreshment: Consistent with its charter and annual practice, the Nominating and Corporate Governance Committee reviews the Board’s size and structure and considers it relative to our ongoing needs. This periodic assessment enables the Board to update the skills and experience it seeks in the Board, as a whole and in individual directors, as our needs evolve. The Board has added six new independent directors since 2021 and believes that the refreshment process should proceed in a manner that gives new directors the benefit of interacting with those with longer tenure.
The Board approved the Nominating and Corporate Governance Committee’s recommended slate of director nominees to stand for election at the Annual Meeting.

ANTERIX INC.	2026 PROXY STATEMENT 21

Corporate Governance Matters
Board Membership Criteria: When evaluating nominees for the Board, our Nominating and Corporate Governance Committee considers various factors outlined in our Corporate Governance Guidelines. These factors include an individual’s business experience, independence, judgment, industry knowledge, professional reputation, leadership, integrity, and ability to represent our stockholders' best interests. The Committee believes the Board should seek experienced public company directors with core skills in early-stage/hyper-growth companies, mergers and acquisitions, technology, regulatory matters, utilities, financial acumen, risk management, and telecommunications. The Nominating and Corporate Governance Committee does not assign specific weights to these criteria but considers them as a whole in an effort to achieve diversity on our Board. For purposes of Board membership, diversity is broadly interpreted to include a variety of opinions, perspectives, personal and professional experiences, as well as characteristics such as gender, race, ethnicity, and other differentiating factors.
It is critical that we recruit and nominate independent directors who help achieve the goal of a well-rounded, diverse Board that functions respectfully as a unit. Our Board includes directors with historical institutional knowledge and knowledge of the markets we serve, complemented by newer directors who bring diverse experience, perspectives, qualifications, and leadership to address the issues we face. Over the past few years, our Board has made a concerted effort to recruit new directors to achieve the right blend between experience, continuity, and new perspectives.
Leadership: Our Board evaluates from time to time whether our President and CEO and Executive Chair positions should remain separate based on what our Board determines is best for the Company and its stockholders. Our Board believes our leadership structure—with the roles of Executive Chair and CEO separated—enhances the accountability of our CEO to our Board and encourages balanced decision-making. In addition, our Board believes that this structure provides an environment in which the independent directors are fully informed, have significant input into the content of Board meetings, and can provide objective and thoughtful oversight of management. Our Board also separated the roles in recognition of the differences in responsibilities.
While our President and CEO is responsible for the day-to-day leadership and operations of the Company, the Executive Chair guides our Board and sets the agenda for Board meetings. Our Board has also confirmed that our Audit, Compensation, and Nominating and Corporate Governance Committees, which oversee critical matters such as the integrity of our financial statements, the compensation of executive officers, the selection and evaluation of directors, the development and implementation of corporate governance policies, and the oversight of our compliance with laws and regulations, each consists entirely of independent directors, as required by the Nasdaq listing standards. In addition, our Board has appointed Mahvash Yazdi to serve as Lead Independent Director. In such position, Ms. Yazdi facilitates communication between management, the independent directors and the Executive Chair. She also participates in setting agendas for meetings and presiding at executive sessions of our independent directors.
Role in Risk Oversight: Our Board is responsible for evaluating and overseeing our risk management policies and procedures, with responsibility for certain areas being assigned to the relevant Board committee. Our Board satisfies this responsibility through reports by each committee chair regarding the committee’s evaluations and recommendations, as well as through regular reports directly from management responsible for oversight of particular risks within the Company. Our Board committees address the following risk areas:
(1)Our Audit Committee discusses our major financial risk exposures, and the steps management has taken to monitor and control such exposures, with management. In addition, the Audit Committee oversees our Enterprise Risk Management Program, including cybersecurity risk.
(2)Our Compensation Committee is responsible for overseeing the management of risks related to the retention and motivation of our executives and their compensation plans and arrangements.
(3)Our Nominating and Corporate Governance Committee considers risks related to insider trading, disclosure requirements, and other governance matters relevant to the Company and its operations, including our compliance with the requirements established by the SEC and the Nasdaq Stock Market. In addition, the Nominating and Corporate Governance Committee oversees Environmental, Social, and Governance risk.

22 2026 PROXY STATEMENT	ANTERIX INC.

Corporate Governance Matters
(4)Our Corporate Development Committee is responsible for considering and assessing risks associated with our long-term strategy.
(5)Our Utility Engagement Committee is responsible for considering risks related to our focus on the utility industry and our related sales and marketing programs and strategies.
Our Board encourages management to promote a corporate culture that incorporates risk management into our day-to-day business operations.
Board Independence
The Board has determined that each of our non-employee director nominees is independent under the independence standards established by Nasdaq and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, as applicable. In addition to meeting the Nasdaq standards and the rules and regulations of the SEC, our Board requires that non-employee directors not have any relationship that would, or could reasonably appear to, materially interfere with their independent judgment.
There are no family relationships between any of our officers and directors.
Director Orientation and Board Development
We recognize the importance of having directors with the knowledge necessary to be collaborative and trusted resources to management. To that end, we have an extensive and well-defined board orientation for all new directors that includes a review of relevant governance matters as well as an immersion into our business practices. Additionally, we have established many opportunities for our directors to develop and improve their technical knowledge and corporate governance skill set throughout the year.
›Board Immersion Series: We provide a multi-day Board Immersion Series for all directors to attend within their first six months on the Board to ensure that directors are sufficiently informed about our business operations, strategy, and risks.
›Educational Series: We continue to conduct regular educational programs to provide our Board with in-depth knowledge of our technical and business environment.
›Board Education Stipend: We provide each director with an annual allowance of up to $5,000 for board/governance training related to their roles on our Board.
Stockholder Communications
Stockholder engagement and feedback are key factors in, and a significant part of, our ongoing review of a range of issues, including company performance and strategy, corporate governance, and executive compensation. Through these interactions, we are able to better understand stockholder priorities and perspectives, as well as constructive feedback. During Fiscal 2026, our Investor Relations department and members of our management team conducted outreach and participated in investor conferences and roadshows to deepen our understanding of stockholder perspectives.
Stockholders may contact the Board, its committees, or individual directors, as applicable, and will receive an appropriate response on a timely basis. Stockholders wishing to formally communicate with our Board, any Board committee, the independent directors as a group or any individual director may send communications directly to us at Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attention: Chief Legal Officer and Corporate Secretary. Other than unsolicited advertising or promotional materials, all clearly marked written communications are logged, copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

ANTERIX INC.	2026 PROXY STATEMENT 23

Corporate Governance Matters
Environmental, Social, and Governance Oversight
We are guided by our core values – Integrity, Courage, Camaraderie, Transformation, and Excellence – that express how we aspire to be when we are at our best. With these values as the backbone of our corporate culture, we work tirelessly to act as responsible stewards of the environment and good corporate citizens. In addition, we are committed to governing and operating our business with the highest levels of integrity and ethics.
The Board delegated primary responsibility for oversight of our Environmental, Social and Governance ("ESG") strategy and integration of ESG into our core business to the Nominating and Corporate Governance Committee. The Board has historically received regular reports from management on our ESG efforts and related topics.
We are committed to driving environmental sustainability, building an inclusive organization, and maintaining high standards of corporate governance.
Human Capital Management
The success of our business depends on our ability to attract, grow, and retain talented individuals who reflect and understand the perspectives of our customers and stakeholders. We combine our deep industry expertise and operational know-how to deliver solutions that redefine what is possible for the utility industry and the communities that it serves.
We are guided by our core values – Integrity, Courage, Camaraderie, Transformation, and Excellence. These values are the backbone of our corporate culture for which we work tirelessly to act as responsible stewards – to our employees, communities and other stakeholders who rely on us.
We use semi-annual engagement surveys to assess organizational health, to understand how employees feel about the organization and guide our improvements for greater engagement and success. Participation is voluntary and all responses are strictly confidential.
We launched Anterix GROW ("Anterix GROW") in 2023. The focus of Anterix GROW is to instill continuous learning into everyday life, personally and professionally. Anterix GROW fosters a culture of inclusion and collaboration by providing actionable opportunities and resources. We realize that preparing for the future requires a workforce with a depth and breadth of skills. Anterix provides LinkedIn Learning subscriptions to all of our employees. Our approach to managing performance includes frequent check-ins between managers and employees on goals, career development, feedback and wellbeing. Performance and feedback discussions are initiated via the Lattice platform.

Attracting Top Talent Positions us for long-term success	Compensation & Benefits Provides merit-based, equitable compensation to attract, retain, and recognize top talent	Succession Planning Ensures that top management positions can be filled without undue interruption

As of March 31, 2026, we had 64 employees, 63 of which were full-time employees, including 32% female employees and 23% racially and ethnically diverse employees.

Diversity and inclusion make our organization stronger through a variety of skills, perspectives, and backgrounds.

24 2026 PROXY STATEMENT	ANTERIX INC.

Corporate Governance Matters

Employee Satisfaction & Engagement Helps retain top talent and continuously enhance our performance	Training & Development Helps enhance career and professional development and identify emerging leaders

Benefits and Perquisites
To hire and retain the best talent, we prioritize connection. We take care of our employees by providing health benefits and services and sponsoring other initiatives designed to promote mental and physical well-being, including:
›Health Insurance
Our competitive benefits provide choices to meet the diverse needs of our employees. We offer a choice of medical coverage plans for prescription drug, dental, vision, life and disability coverage, and various other optional benefits. We also cover most of the cost of medical coverage, including 100% of the cost of in-network preventive care, annual physicals, and wellness exams. We also provide easy access to telehealth to ensure employees have safe and convenient access to healthcare.
›Parental Leave
We provide generous paid parental leave to all parents welcoming new children, including adoptive parents and gestational and surrogate carriers. We also offer a competitive adoption assistance program to reimburse employees for costs related to adopting a child.
›Mental Health
The mental health of our employees is of the utmost importance. In addition to being transparent about the importance of mental health and sharing personal stories when possible to help destigmatize mental health issues, we provide our employees with support to address mental health issues. We provide an employee assistance program, available 24 hours a day, 365 days a year for free, professional mental health resources, substance abuse support, and assistance for financial challenges and stress management.
›Financial Literacy
The financial literacy of our employees is also a priority for us. We offer training and frequent communications that provide access to various resources, from basic to advanced financial concepts and topics, to meet the wide range of our employees' financial needs.
›Health, Safety and Wellness
We are always mindful of the safety of our employees. We have continued offering additional benefits, first introduced during the COVID-19 pandemic, to support our employees, including remote work allowance, “unplugged days” (extra time off in addition to vacation), and hybrid work schedules.
We believe in openness and transparency about the importance of wellness and are constantly evaluating how best to support employees. In Fiscal 2023, our Human Resources team took part in a Mental Health Certification, which led to our annual Mental Health Awareness Week with personal/professional education, well-being exercises, and team-building events.
›Retirement Match
To assist with relieving additional pressure that may be associated with financial planning for the future, we match for all employees participating in the 401(k) Plan up to 3% of annual cash compensation, subject to certain limitations set forth under our 401(k) Plan and applicable law.

ANTERIX INC.	2026 PROXY STATEMENT 25

Corporate Governance Matters
Cybersecurity
Management regularly assesses the potential impact of cybersecurity threats and evaluates how such risks could materially affect our business strategy, operational results, and financial condition. In Fiscal 2026, we engaged an external third-party cybersecurity assessor to perform a cybersecurity assessment of the maturity and effectiveness of our information technology. Management reviews the results of such assessments and incorporates relevant observations and recommendations, as appropriate, into its ongoing cybersecurity governance, risk management, and information security efforts. The next third-party cybersecurity assessment is scheduled for Fiscal Year 2028.
Each year, we purchase a cybersecurity risk insurance policy to help defray the costs associated with any covered cybersecurity incident. Although we did not experience a material cybersecurity incident during Fiscal 2026, the scope and impact of any future incident cannot be predicted.

26 2026 PROXY STATEMENT	ANTERIX INC.

Executive Officers
The following persons are our executive officers as of June 11, 2026.

Name	Age	Position with Anterix

Thomas R. Kuhn*	80	Executive Chair
Scott A. Lang*	63	President and CEO
Gena L. Ashe	64	Chief Legal Officer and Corporate Secretary
Christopher Guttman-McCabe	58	Chief Regulatory and Communications Officer
Kimberly Green-Kerr	60	Chief Revenue Officer
Elena Marquez	40	Chief Financial Officer
Heather Martin	48	Chief Marketing Officer and Chief of Staff
*See the section entitled "Directors Nominees" above for a description of Messrs. Kuhn and Lang's business experience and educational background.

Ms. Ashe joined the Company in July 2019 and is the Chief Legal Officer and Corporate Secretary, a position to which she was promoted in May 2021 from General Counsel and Corporate Secretary. Prior to joining Anterix, Ms. Ashe held senior legal roles with former KKR portfolio company, The Brickman Group, LLC. (now BrightView Landscapes LLC NYSE: BV), as EVP, Chief Legal Officer and Corporate Secretary, as well as with AT&T, Lucent Technologies, Public Broadcasting Service (PBS), Darden Restaurants, Inc., and most recently, Adtalem Global Education (NYSE: ATGE), where she also served as EVP, Chief Legal Officer, and Corporate Secretary. Earlier in her career, Ms. Ashe was an electrical engineer with IBM Corporation before joining IBM’s legal team. Ms. Ashe has also served on the boards of several public and private companies since 2016. Ms. Ashe is currently a member of the Board of Directors of Skyward Specialty Insurance Group Inc. (Nasdaq: SKWD), where she chairs the nominating and corporate governance committee and serves on the compensation and risk committees. She holds a Juris Doctorate from Georgetown University, a Master of Science in electrical engineering from Georgia Institute of Technology, and a Bachelor of Science in mathematics with a minor in physics from Spelman College. Ms. Ashe also completed the executive development program of the Wharton School of the University of Pennsylvania and holds a certificate in international management from Oxford University in England.
Gena L. Ashe Chief Legal Officer and Corporate Secretary

Mr. Guttman-McCabe joined the Company as Chief Regulatory and Communications Officer in October 2020 to lead the government relations and communications efforts in support of our vision of 900 MHz private broadband for the utility, critical infrastructure, and enterprise sectors. Prior to joining Anterix, Mr. Guttman-McCabe was a founder and CEO of CGM Advisors LLC, where he worked on communications, government relations, market analysis, and business development initiatives for Fortune 100 companies and startup tech ventures. Mr. Guttman-McCabe founded CGM Advisors after a 13-year career at CTIA as a spokesperson and advocate for the wireless industry, including testifying 19 times before Congress. At CTIA, he served as executive vice president overseeing a 90-person association with a $65 million annual budget. Before joining CTIA, Mr. Guttman-McCabe worked as an associate in the communications practice at Wiley Rein LLP. Mr. Guttman-McCabe earned his law degree magna cum laude with a Communications Institute certificate from the Columbus School of Law at the Catholic University of America and a bachelor’s degree in economics from Swarthmore College.
Christopher Guttman-McCabe Chief Regulatory and Communications Officer

ANTERIX INC.	2026 PROXY STATEMENT 27

Executive Officers

Ms. Green-Kerr joined Anterix in May 2026 as Chief Revenue Officer, where she leads the company’s sales organization and commercial growth strategy, focused on expanding customer adoption and delivering long-term value across the evolving critical infrastructure communications market. From September 2020 to August 2025, Ms. Green-Kerr served as Senior Vice President of Enterprise Sales and Operations at U.S. Cellular, where she drove revenue growth, strengthened the company’s position in the utilities and enterprise sectors, and led strategic direction for its commercial and government sales organizations. Earlier in her career, she spent more than two decades at Sprint, ultimately serving as Senior Vice President of Business Solutions, where she led more than 2,000 sales professionals across business segments and distribution channels nationwide. She earned a bachelor’s degree in marketing and public affairs from The University of Southern Mississippi and completed the Executive Leadership Program at Georgetown University. Ms. Green-Kerr serves on the board of directors for the Central and Northern Missouri Chapter of the American Red Cross and is a former board member of the Utility Broadband Alliance.
Kimberly Green-Kerr Chief Revenue Officer

Ms. Marquez joined Anterix in September 2021 and is our Chief Financial Oﬃcer, a position to which she was promoted in September 2025 from Vice President of Finance and Controller. She oversees finance strategy, planning, treasury, financial reporting, and investor relations as the company scales its impact across critical infrastructure sectors. Ms. Marquez has more than 15 years of finance and accounting experience from public and pre-IPO multinational companies in the financial services and biotech industries. Prior to joining Anterix, Ms. Marquez held various finance roles at Clinical Genomics and Prudential Financial (NYSE: PRU). She started her career at UHY LLP, a mid-sized public accounting firm, as part of the audit practice. Ms. Marquez received a Master of Science degree in accounting and a Bachelor of Arts, cum laude, in accounting and information systems from Queens College and is a certified public accountant.
Elena Marquez Chief Financial Officer

Ms. Martin was appointed as our Chief Marketing Officer and Chief of Staff in September 2025. From March 2007 to April 2024, Ms. Martin held various leadership roles with NRG Energy (NYSE: NRG), where she led enterprise-wide transformation efforts for the company's portfolio of retail energy brands, with operations spanning North America, South Africa, and the Caribbean. Earlier in her career, Ms. Martin held global marketing leadership roles at SPX (later acquired by Bosch), where she developed international programs for automotive brands including BMW, Mercedes-Benz, General Motors, and Ford. She also held senior-level positions at leading advertising agencies, supporting global brands such as Dell, Microsoft, and Shell. Ms. Martin holds a Bachelor of Arts degree in Mass Communications and Marketing from the University of St. Thomas.
Heather Martin Chief Marketing Officer and Chief of Staff

28 2026 PROXY STATEMENT	ANTERIX INC.

Proposal 2
Advisory Vote to Approve Compensation of Our Named Executive Officers
Vote Required and Board Recommendation

Our compensation programs are designed to effectively align our executives’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value creation for our stockholders. Stockholders are urged to read the section below titled “Executive Compensation,” which discusses how our executive compensation policies and practices implement our Compensation Philosophy (as defined below). This section also contains tabular information and a narrative discussion about the compensation of our named executive officers ("NEOs"). Our Compensation Committee believes that the objectives of our executive compensation program, as they relate to our NEOs, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, our Compensation Committee believes that our executive compensation program, as it relates to our NEOs, achieves an appropriate balance between fixed and variable incentive compensation. Our Board and Compensation Committee believe that our compensation policies and practices effectively implement our compensation philosophy and achieve our compensation program goals. Accordingly, we are asking our stockholders to approve the compensation of our NEOs.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
Based on the above, we request that stockholders indicate their support, on a non-binding advisory basis, for the compensation of our NEOs as described in this Proxy Statement by voting “FOR” the following resolution:
“RESOLVED, that the stockholders of Anterix Inc. approve, on an advisory basis, the compensation paid to Anterix Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation discussion, the compensation tables and the related narrative discussion.”
Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs. We will hold an advisory vote to approve, on a non-binding advisory basis, the compensation of our NEOs annually.
This advisory, non-binding proposal requires the approval of a majority of the votes cast by the holders of shares present or represented by proxy entitled to vote thereon. Abstentions and broker non-votes will not affect the outcome of the proposal, other than counting towards a quorum of the Annual Meeting.

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, our named executive officer compensation as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

✓	THE BOARD RECOMMENDS AN ADVISORY VOTE FOR OUR NEO COMPENSATION

ANTERIX INC.	2026 PROXY STATEMENT 29

Executive Compensation (CD&A)
In Fiscal 2023, we became a smaller reporting company under Item 10 of Regulation S-K. Although the SEC rules allow us, as a smaller reporting company, to provide less detail about our executive compensation program than companies that are not smaller reporting companies, our Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe our Fiscal 2026 compensation program for our NEOs.
Our NEOs for Fiscal 2026 were:
›Scott Lang, President and CEO;
›Christopher Guttman-McCabe, Chief Regulatory and Communications Officer;
›Heather Martin, Chief Marketing Officer and Chief of Staff; and
›Ryan Gerbrandt, Chief Operating Officer (through January 9, 2026)
Our Compensation Committee comprises four directors, each independent under the rules and regulations established by the SEC and Nasdaq. Our Board delegated authority to the Compensation Committee to establish our executive officer compensation program and to approve all compensation received by our executive officers other than the Executive Chair and CEO. The Board, based on recommendations from the Compensation Committees, sets the compensation for the Executive Chair and CEO. Our Board and Compensation Committee believe that adopting appropriate and sound compensation programs and practices is fundamental to our business' overall success as well as vital in aligning our executive officers' interests with our stockholders' interests.
This Executive Compensation discussion describes the material elements of our executive compensation program for our NEOs during Fiscal 2026, provides an overview of our executive officer compensation philosophy and objectives (the "Compensation Philosophy") and discusses how and why the Compensation Committee arrived at the specific compensation decisions for our NEOs for Fiscal 2026.
Summary of Fiscal 2026 Achievements
Anterix is spearheading a major transformation in the critical infrastructure enterprise communications sector. As the largest holder of licensed 900 MHz spectrum (896–901/935–940 MHz) across the contiguous United States, Alaska, Hawaii, and Puerto Rico, Anterix provides the connectivity foundation that powers a more resourceful and resilient future.
During Fiscal 2026, we evolved our business strategy. Building on our foundation as the largest holder of licensed 900 MHz spectrum, we broadened our model from one centered on long-term leasing to one in which we acquire, clear, sell and lease spectrum and develop a growing portfolio of products and services around it — designed to generate recurring revenue as customer networks are deployed and operated. This evolved strategy is centered on empowering utilities and other critical infrastructure enterprises to modernize their operations through purpose-built communications infrastructure. Supported by the Anterix Active Ecosystem®—now more than 150 members strong—and our TowerX™ nationwide tower access program and CatalyX® turnkey connectivity management solution, we are delivering real solutions to today’s critical infrastructure challenges, including decarbonization, cybersecurity, grid resilience, and electrification.
In Fiscal 2026, we made significant progress in advancing our vision to deliver secure, scalable solutions for the benefit of critical infrastructure enterprises, enabled by private wireless broadband connectivity. Some of our achievements include:
(a)Securing an FCC Report & Order enabling broadband deployment across the full 10 MHz of the 900 MHz band, unlocking opportunities for Anterix, our ecosystem of innovators, and critical infrastructure enterprises nationwide.

30 2026 PROXY STATEMENT	ANTERIX INC.

Executive Compensation (CD&A)
(b)Executing a $13-million spectrum sale agreement with CPS Energy, the nation’s largest community-owned provider of electricity and natural gas, to strengthen its grid operations, enhance reliability, and accelerate innovation at scale.
(c)Completing a $3.2-million spectrum sale agreement with Texas-New Mexico Power, expanding coverage to more than 93% of Texas counties.
(d)Signing a $7.7-million spectrum sale agreement with NorthWestern Energy, covering several counties in Montana, South Dakota, and Wyoming.
(e)Launching TowerX™, a powerful turnkey tower optimization and access program to help critical infrastructure enterprises deploy 900 MHz private wireless broadband networks faster, smarter, and more cost-effectively.
(f)Further strengthening our balance sheet, with zero debt and $127 million of contracted proceeds received from customers in Fiscal 2026.
(g)Appointing Elena Marquez as Chief Financial Officer, Heather Martin as Chief Marketing Officer and Chief of Staff, and Ross Spero as Chief Product Officer.
Fiscal 2026 Compensation Highlights
The Compensation Committee met regularly throughout Fiscal 2026 to review our executive compensation program in parallel with our short-term and long-term goals, given the dynamic nature of our business and the market in which we compete for executive talent.
For Fiscal 2026, the Compensation Committee approved a compensation mix that targets the 50th percentile of market across compensation elements and in total. In prior years, the compensation mix for our NEOs targeted below median for cash compensation and above median for long-term incentives.
Compensation Practices and Performance Metrics
The Compensation Committee regularly reviews best practices in governance and executive compensation. The following is a summary of the current executive compensation practices utilized by the Compensation Committee to tie compensation to Company performance and serve our stockholders' long-term interests:

What We Do		What We Don't Do

✓	Annual Bonus Tied to Performance	✗	Liberal Recycling of Equity Awards
✓	Double-trigger Vesting of Equity Awards with CIC	✗	Tax Gross Ups
✓	Peer Group Used to Inform Pay Practices	✗	Evergreen Provision in Stock Plan
✓	Independent Compensation Committee	✗	Multi-Year Guaranteed Bonuses
✓	Prohibit Hedging or Pledging Stock	✗	Guaranteed Term Employment Agreements
✓	Engage Key Stockholders to Design Compensation Program to Drive Stockholder Value	✗	Option Repricing without Stockholder Approval
✓	Annual Compensation Risk Assessment	✗	Broad Perquisites Offered to Executives
✓	Stock Ownership Guidelines for Directors and Executives
✓	Grant Equity Awards to Incentivize Long-term Growth
✓	Robust Executive Clawback Policy
✓	Long-Term Equity Incentive Awards to Promote Retention and Superior Performance

ANTERIX INC.	2026 PROXY STATEMENT 31

Executive Compensation (CD&A)
Compensation Philosophy
We believe that to be successful, we must hire and retain talented leadership. We recognize that there is significant competition for qualified executives within our industry. It can be particularly challenging for companies to recruit executive officers of the caliber necessary to achieve our short-term and long-term objectives. We also believe our executive compensation program should focus on aligning executive pay with individual performance, company performance, and stakeholder interests. Accordingly, the Compensation Committee adopted the following Compensation Philosophy for our executive officers and other senior management:
ATTRACT AND RETAIN — Attract, motivate, and retain the critical talent that will continue to grow our business:
›Offer total direct compensation that is competitive with the market.
ALIGN PAY FOR PERFORMANCE — Pay our executives in line with their performance consistent with our business objectives:
›The compensation received by our executives will reflect our performance and each executive’s contributions to achieving our short- and long-term goals.
›Continue to foster an entrepreneurial, high-performance, and results-driven culture.
ALIGN EXECUTIVE COMPENSATION WITH STOCKHOLDER INTERESTS — Achieve long-term business success and deliver strong and sustainable returns to our stockholders:
›Promote achievement of short-term and long-term strategic performance objectives that the Board and management agree will lead to long-term growth and value creation for our stockholders.
›Align our employees’ interests with our stockholders' interests without encouraging excessive or imprudent risk-taking or decision-making.
›Calibrate realizable pay opportunities to mirror the stockholder experience in the proper sharing ratios, recognizing the impact of our long sales cycle and collaborative selling requirements on short-term performance and related stockholder experience.
2025 Say on Pay Vote and Stockholder Engagement
At the 2025 Annual Meeting, our stockholders approved the compensation of our NEOs on an advisory basis, with 83.9% of the votes cast “For” such approval. The Compensation Committee interpreted this level of stockholder approval of our executive compensation program at such a level as generally indicating that a significant majority of stockholders view our executive compensation program, plan design and governance as continuing to be well aligned with our stockholders' interests, their investor experience, and business outcomes.
To ensure investor views are incorporated into our planning process, we engage with stockholders on an ongoing basis to gather their perspectives and report this information to the Compensation Committee. Through this stockholder outreach, we have established important feedback channels that serve as a valuable resource for ongoing input from our stockholders on the compensation of our executive officers. The Compensation Committee responded to this feedback, which highlighted an interest in seeing compensation tied to company performance, by continuing to focus on pay for performance in designing our executive compensation program.

32 2026 PROXY STATEMENT	ANTERIX INC.

Executive Compensation (CD&A)
Compensation Governance and the Compensation-Setting Process
Role of the Compensation Committee and Board
The Compensation Committee is responsible for establishing and overseeing the executive compensation program, which includes, but is not limited to, setting executive pay opportunities, reviewing Company and individual performance and determining and approving final pay outcomes for our NEOs annually. As part of this process, it evaluates:
›Each executive officer’s role and responsibilities and performance in their role;
›Key historical Company performance metrics and forward-looking projections; and
›Compensation practices of the companies in our peer group and broader market data, where appropriate.
The Compensation Committee is also responsible for reviewing and approving equity awards to our executive officers under our stock incentive plans, except for grants to the CEO and Executive Chair, which require Board approval. Other responsibilities include, but are not limited to, reviewing and approving offer letters, designing the annual cash bonus program, and reviewing whether compensation programs encourage excessive risk-taking.
Roles of our Executive Officers
In discharging its responsibilities, the Compensation Committee works with members of management, including our CEO. As manager of the executive team, our CEO provides recommendations to the Compensation Committee regarding the compensation of the other NEOs. Other members of management support the Compensation Committee’s work by providing data, information, and their perspective on the tax, human resources, and other implications of our compensation programs. None of our NEOs participate directly in final decisions regarding their compensation. The Compensation Committee does not delegate any of its responsibilities to others in setting the compensation of our executive officers.
Role of Compensation Consultant
The Compensation Committee retained Willis Towers Watson (“WTW”), a national compensation consulting firm, as its independent compensation consultant in February 2024.
During Fiscal 2026, WTW reviewed and advised on all principal aspects of our executive and non-executive compensation programs, including:
›assisted in developing a peer group of publicly-traded companies to help us assess our compensation programs against the marketplace;
›provided a detailed review of executive officer compensation, which included an updated executive compensation peer group;
›assisted in developing a competitive compensation strategy and consistent executive compensation assessment practices relevant to a public company, including review and recommendation of our performance-based cash and equity-based incentive programs, as well as our equity strategy covering type of equity, dilution and grant levels; and
›met regularly with the Compensation Committee to review all elements of executive compensation, including the competitiveness of the executive compensation program against peer companies and other compensation surveys.
After consideration of the independence assessment factors provided under the listing rules of Nasdaq and the standards under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act"), the Compensation Committee reviewed WTW’s independence and concluded that WTW is an independent advisor, and the work it performed during Fiscal 2026 did not raise any conflicts of interest.

ANTERIX INC.	2026 PROXY STATEMENT 33

Executive Compensation (CD&A)
Competitive Data
Our Board and Compensation Committee believe that competitive compensation data provides useful context in making compensation decisions. While our Board and Compensation Committee do not make decisions based solely on compensation data, they believe it is important in assessing the competitiveness of our compensation packages in a highly competitive labor market. Each year, the Compensation Committee considers various factors in assessing the competitiveness of our executive compensation program and the individual compensation of each of our executive officers. These factors include our performance against our internal strategic, operational and financial corporate goals, the mix of short-term cash and long-term equity compensation we provide, and a thorough review of compensation paid by peer companies to their NEOs compared to the compensation we pay to our NEOs.
Peer Group
For Fiscal 2026, the Compensation Committee, with input from its compensation consultant, WTW, approved a Peer Group in line with WTW’s process set forth below.

Reviewed	Evaluated	Developed	Assessed	Evaluated	Recommended

The current peer group and Anterix's business strategy and financials	The impact of M&A on the current peer group	"Screening criteria" for peer selection based on Anterix's business model and strategy	"Peers of peers", ISS/GL, and those citing Anterix as a peer	Companies across several relevant industries for "fit" against developed screening criteria	Compensation Peer Group to the Compensation Committee

The Compensation Committee recognizes the uniqueness of our business and the difficulty of establishing a peer group of comparable companies (the "Peer Group"). In evaluating and selecting our Peer Group, the Compensation Committee considers the following financial and operating characteristics for the members of our Peer Group: market capitalization, annual revenues, industry, commercial status, operating margins and growth opportunities. The Compensation Committee also considers companies we compete against to retain executive talent. The Compensation Committee evaluates the Peer Group annually to determine whether changes should be made to the Peer Group to better align the financial and operating characteristics of the companies included within the Peer Group with our business.
Based on this evaluation, the Compensation Committee made the following changes to its Peer Group for use in Fiscal 2026: removed Cambium Telecommunications Corp., Globalstar, Inc., InterDigital, Inc., Uniti Group, Inc., and Verra Mobility Corporation due to their size being out of the comparable range for Anterix. Added: Clearfield, Inc. and Lantronix, Inc. due to comparable size and industry. The resulting Fiscal 2026 Peer Group is comprised of the following companies:

›8x8 Inc.
›A10 Networks, Inc.
›Aviat Networks, Inc.
›Bandwidth Inc.
›Cerence, Inc.
›Clearfield, Inc.

›Comtech Telecommunications Corp.
›Digi International Inc.
›Harmonic Inc.
›Inseego Corp.
›Lantronix, Inc.
›NetScout Systems, Inc.

›Ooma, Inc.
›PagerDuty, Inc.
›Rapid7, Inc.
›Ribbon Communications Inc.
›Shenandoah Telecommunications Company
›Telesat Corporation

34 2026 PROXY STATEMENT	ANTERIX INC.

Executive Compensation (CD&A)
Compensation Elements
The annual compensation of our NEOs consists of three principal elements: base salary, an annual performance-based bonus program payable in cash (the "Short Term Incentive"), and long-term equity awards consisting of time-based and/or performance-based equity awards.

Base Salary	+	Short-Term Incentive	+	Long-Term Incentive	=	Total Compensation
For Fiscal 2026, a portion of each NEO’s compensation included “at-risk” compensation, or compensation tied to achieving annual performance goals and building long-term stockholder value.
Base Salary
Base salaries are designed to provide a stable source of income for our NEOs. In general, the initial base salary of each of our NEOs is established through arms-length negotiations when the officer is hired or appointed. Our Compensation Committee reviews base salaries annually, with input from its compensation consultant. The base salaries of our executive officers are determined based on their job responsibilities, the rate of compensation paid by our peer group of companies to executive officers in the same or similar role, internal pay equity, our financial position, our business performance, and our need to retain these executives.
In line with our Compensation Philosophy for Fiscal 2026, to provide the NEOs with target compensation approximating the median of the Peer Group and based on the additional factors discussed above, the Compensation Committee set the annual base salaries for our NEOs in Fiscal 2026 as follows.
Each NEO's Fiscal 2026 base salary, as approved by the Compensation Committee, is set forth below:

Named Executive Officer	Fiscal 2025 Base Salary ($)	Fiscal 2026 Base Salary ($)	% Change (%)

Mr. Lang	545,000	564,075	3.50
Mr. Guttman-McCabe	501,400	501,400	—
Ms. Martin (1)	—	414,000	—
Mr. Gerbrandt (2)	414,200	414,200	—
(1)Ms. Martin was appointed Chief Marketing Officer and Chief of Staff effective September 8th, 2025.
(2)Mr. Gerbrandt separated from the Company effective January 9th, 2026.

ANTERIX INC.	2026 PROXY STATEMENT 35

Executive Compensation (CD&A)
Short-Term Incentive Program
Through our short-term annual cash incentive program (the “Short-Term Incentive Program”), a portion of each NEO’s compensation is tied to achieving our annual performance goals. The Short-Term Incentive Program is designed to focus, incentivize and reward our executives for achieving key operational performance indicators with the intent of increasing stockholder value. Each year, our CEO leads the development of the proposed performance goals for the Short-Term Incentive Program. Once developed, the goals are presented to the Compensation Committee for review, evaluation, and approval to ensure consistency with our Compensation Philosophy. The Compensation Committee also approves a percentage allocation to the performance components to determine how each executive officer’s bonus will be calculated at the end of the fiscal year. The target bonus amount for each NEO under the Short-Term Incentive Program is based on a percentage of the NEO's base salary.
For Fiscal 2026, the Compensation Committee set the following target bonus amounts for our NEOs:

Executives	Target Bonus (as a % of base Salary)

Scott A. Lang President and CEO	100
Christopher Guttman-McCabe Chief Regulatory and Communications Officer	75
Heather Martin Chief Marketing Officer and Chief of Staff	60
Ryan L. Gerbrandt Chief Operating Officer	60
2026 Short-Term Incentive Program Design and Outcomes
For Fiscal 2026, the Compensation Committee designed the Short-Term Incentive Program to focus the efforts of our executive officers on the Company’s achievement of the following performance objectives: (i) total customer proceeds contracted during Fiscal 2026 (“Customer Proceeds”); (ii) launching a new product offering with Fiscal 2026 revenue (“Product Revenue”); (iii) Fiscal 2026 free cash flow (“Free Cash Flow”); (iv) furthering the 5 x 5 MHz expansion process ("5 x 5 Regulatory Process"), as defined below; and (v) individual performance ("Individual Performance"). The Compensation Committee assigned the following target weighting for these performance objectives:

Customer Proceeds	Product Revenue	Free Cash Flow	5 x 5 Regulatory Process	Individual Performance

(60% Weighting)	(10% Weighting)	(10% Weighting)	(10% Weighting)	(10% Weighting)
5 x 5 Regulatory Process
On February 18, 2026, the 2026 Report and Order was adopted unanimously by the FCC to “address the critical demand and growing need for private broadband networks in the 900 MHz band, allowing users to leverage broadband capacity for more advanced and robust networks.” In the 2026 Report and Order, the FCC reconfigured the 900 MHz band to allow a 10 MHz broadband segment consisting of two 5 MHz broadband segments.

36 2026 PROXY STATEMENT	ANTERIX INC.

Executive Compensation (CD&A)
For the 2026 Short-Term Incentive Program, the Compensation Committee set the target for the performance objectives at performance levels that would be challenging to achieve and would require outstanding performance by the Company and strong execution and leadership by our NEOs. The Compensation Committee has negative and positive discretion to determine the actual payouts under the 2026 Short-Term Incentive Program based on its consideration of the Company’s overall performance and each individual executive officer’s performance and contributions during the fiscal year. The Compensation Committee set a minimum performance threshold and a maximum payout of the target bonus award for a particular performance objective to the extent the applicable performance objective is exceeded. The Compensation Committee assigned the following minimum and maximum payouts for the performance objectives:

	Customer Proceeds	Product Revenue	Free Cash Flow	5 x 5 Regulatory Process	Individual Performance

STI Performance Targets	$155M	100%	$35M	Report & Order (R&O) issued by the FCC or significant progress toward R&O issuance	Individually Based Metrics
Minimum performance thresholds required for any bonus payout per performance objective*	>0%	100%	75%	75%	90%
Maximum percentage of allocated target bonus that can be paid out per performance objective*	200% (300% for CEO)	100%	125%	100%	100%
*    The allocated target bonus for each performance objective, by percentage, is the ‘weighting’ specified above for each objective in the immediately preceding STI Program Design table.
Short-Term Incentive Payout
The Compensation Committee determined that as of the end of Fiscal 2026, the following results and payout with respect to each performance objective were achieved:

	Customer Proceeds	Product Revenue	Free Cash Flow	5 x 5 Regulatory Process	Individual Performance

Performance objective results achieved	$24M of $155M	$0 of $1	$52M of $35M	Report and Order Issued by the FCC on 2/18/26	Individual Performance Metrics Met or Exceeded
Percentage of payout per performance objective earned	15%	—%	125%	100%	100%
As a result, the following weighted percentages of Target bonuses were earned for each performance objective, for a total payout of 42% of Target:

Customer Proceeds	Product Revenue	Free Cash Flow	5 x 5 Regulatory Process	Individual Performance	Total % of STI Earned

9%	—%	13%	10%	10%	42%

ANTERIX INC.	2026 PROXY STATEMENT 37

Executive Compensation (CD&A)
For Fiscal 2026, the cash payouts earned by our NEOs (excluding Ryan Gerbrandt) under the previously established terms of the 2025 Short-Term Incentive Program are set forth below.

Executives*	Earned Payout (% of Target)	Payout ($)

Scott A. Lang President and CEO	42	236,912
Christopher Guttman-McCabe Chief Regulatory and Communications Officer	100	376,050 (1)
Heather Martin Chief Marketing Officer and Chief of Staff	42	60,858 (2)
*Mr. Gerbrandt received 100% of his prorated 2026 target bonus in connection with his separation from the Company.
(1)Considering Mr. Guttman-McCabe's performance in connection with securing the 2026 5x5 Report and Order, his total short-term incentive bonus payment was calculated at 100% of target.
(2)Ms. Martin's total short-term incentive bonus payment was pro-rated based on her employment during for Fiscal 2026.
Long-Term Incentive ("LTI") Equity Compensation
Long-term equity incentives represent the third and largest component of the executive compensation program. The long-term incentive opportunity is designed to motivate and reward executive officers to achieve multiyear strategic goals and deliver sustained long-term value to stockholders. Our Compensation Committee has found these equity types to be effective in aligning the interests of management, including our NEOs, to company financial and business performance and the creation of overall stockholder value and to appropriately reward executives for growing our business.
Our equity incentive plan authorizes our Compensation Committee to issue time-based and performance-based equity awards. For Fiscal 2026, our Compensation Committee decided to issue time-based stock options to align the interests of executives with our stockholders, better align compensation with performance, promote retention, and reinforce an ownership culture and a commitment to the Company. Our Compensation Committee believes granting time-based stock options is appropriate at our current stage of growth. As we continue to grow and explore opportunities to expand our customer base, setting longer-term performance goals becomes challenging. Our Compensation Committee believes time-based stock options are inherently performance-oriented and reflect strong alignment between the interests of our senior-most executives and the interests of our stockholders. Executives with time-based stock options will only realize value on such awards if the share price of our common stock appreciates over the grant date exercise price of such stock options, with greater value resulting as the fair market value of our common stock increases.
The equity awards granted in Fiscal 2026 to NEOs were as follows:

Executive Officer	Number of Time-Based Stock Options (#)	Number of Restricted Stock Units (#)

Scott A. Lang	223,546 (1)	—
Christopher Guttman-McCabe	53,491 (2)	—
Heather Martin	—	34,578 (3)
Ryan L. Gerbrandt	53,491 (4)	—
(1)Represents stock options granted in May 2025 that vest in three equal annual installments, beginning on May 21, 2026, subject to the executive’s continued service to the Company through each applicable vesting date.
(2)Represents stock options granted in May 2025 that vest in three equal annual installments, beginning on May 20, 2026, subject to the executive’s continued service to the Company through each applicable vesting date.
(3)Represents restricted stock units granted in September 2025 that vest in three equal annual installments, beginning on September 9, 2026, subject to the executive’s continued service to the Company through each applicable vesting date.
(4)Represents stock options granted in May 2025, of which a pro-rata portion accelerated on January 9, 2026, in accordance with the terms of the Executive Severance Plan.

38 2026 PROXY STATEMENT	ANTERIX INC.

Executive Compensation (CD&A)
Retirement Benefits
We maintain a 401(k) plan for our employees, including our NEOs (the "401(k) Plan"). The 401(k) Plan is intended to qualify under Section 401(k) of the Internal Revenue Code (the "IR Code") so that contributions to the 401(k) Plan by employees or by the Company, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by the Company, if any, will be deductible by the Company when made. Our match for all employees participating in the 401(k) Plan is 3% of annual cash compensation, subject to certain limitations set forth under the 401(k) Plan and applicable law.
We do not provide any retirement benefits other than under our 401(k) Plan, nor do we sponsor or maintain any nonqualified defined contribution or deferred compensation plans.
Health and Welfare Benefits
Our NEOs are eligible to participate in the same employee benefit plans, on the same terms and conditions, as all other full-time, salaried employees. These benefits include medical, dental, and vision insurance, an employee assistance program, health and dependent care flexible spending accounts, health savings accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance and commuter benefits.
We design our employee benefits programs to be affordable and competitive in relation to the market. We adjust our employee benefits programs as needed based on regular monitoring of applicable laws and practices and the competitive market. In structuring these benefit programs, we seek to provide an aggregate level of benefits comparable to those provided by similar companies.
Employment Arrangements
We issue employment offer letters to all new employees, including each of our NEOs, setting forth the initial terms of the employee’s employment. Offer letters issued to our NEOs provide that the officer’s employment will be "at-will" and may be terminated at any time.
Severance and Change in Control Protection
In March 2015, the Board adopted an Executive Severance Plan (as subsequently amended in 2022 and 2024, the “Severance Plan”) and assigned the Compensation Committee as the administrator of the Severance Plan. The Severance Plan, updated on August 9, 2022 and December 5, 2024, replaced any prior existing employment agreements or severance arrangements with our executives, establishes the amount of severance payments and benefits available in the event of a: (i) termination of employment by us without Cause or by the participant for Good Reason (as such terms are defined in the Severance Plan); or (ii) termination of employment by us without Cause or by the participant for Good Reason within six months before or within 24 months after a Change in Control (as defined in the Severance Plan).
The primary purpose of the Change in Control benefits in these agreements is to keep our NEOs focused on pursuing corporate transaction activity that is in the best interests of our stockholders, regardless of whether those transactions may result in their job loss. We also believe it is necessary to offer these protections in order to offer competitive compensation packages.
For detailed descriptions of the post-employment compensation arrangements with our NEOs, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Severance Arrangements with our NEOs” and "Related Party Transactions" below.

ANTERIX INC.	2026 PROXY STATEMENT 39

Executive Compensation (CD&A)
Tax and Accounting Considerations
We review and consider the various tax and accounting implications of the compensation vehicles we use.
Deductibility of Executive Compensation
In approving the amount and form of compensation for our NEOs, our Board and Compensation Committee consider all elements of our cost of providing such compensation, including the potential impact of Section 162(m) of the IR Code, which denies a publicly-traded corporation a federal income tax deduction on compensation over $1 million per year to certain designated executives. However, our Board and Compensation Committee believe that our stockholders’ interests are best served if their discretion and flexibility in awarding compensation is not restricted, even though it may result in non-deductible compensation expense.
Accounting Implications
We follow Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 ("FASB ASC Topic 718"), Compensation—Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payments made to our employees and directors, including options to purchase shares of our common stock and other stock-based awards, based on the grant date “fair value” of these awards. This calculation is performed for financial accounting purposes and reported in the compensation tables below, even though recipients may realize a different value, or no value at all, from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based compensation awards in our income statements over the period a recipient is required to render services in exchange for the option or other award.

40 2026 PROXY STATEMENT	ANTERIX INC.

Executive Compensation (CD&A)
Report of the Compensation Committee (1)
The Compensation Committee has reviewed and discussed the Executive Compensation discussion with management. Based on such review and discussion, our Compensation Committee recommended to our Board that the Executive Compensation discussion be incorporated by reference into our Annual Report, and included in this Proxy Statement.
The Compensation Committee of the Board of Directors:
Mahvash Yazdi, Chair
Jeffrey A. Altman
Leslie B. Daniels
William E. Heard

(1)The material in this Compensation Committee report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Anterix Inc. under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ANTERIX INC.	2026 PROXY STATEMENT 41

Executive Compensation (CD&A)
Summary Compensation Table
The following table summarizes the compensation awarded to, earned by, or paid for services rendered in all capacities by our NEOs during Fiscal 2026 and Fiscal 2025. The compensation described in this table does not include medical, group life insurance, or other benefits generally available to all our salaried employees.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($) (2)		Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (1)	All Other Compensation ($)		Total ($)

Scott A. Lang President and CEO	2026	561,475	—		—		2,999,987		236,912	10,500	(3)	3,808,874
	2025	253,635	136,250	(4)	1,999,972	(5)	1,435,776	(5)	74,938	—		3,900,571
Christopher Guttman-McCabe Chief Regulatory and Communications Officer	2026	503,329	218,109		—		739,246		157,941	10,500	(3)	1,629,125
	2025	492,979	—		—		2,897,475	(6)	206,828	10,350	(3)	3,607,632
Ryan L. Gerbrandt Chief Operating Officer	2026	324,988	—		—		—		196,745	1,414,940	(7)	1,936,673
	2025	407,243	—		—		2,315,612	(6)	136,686	10,350	(3)	2,869,891
Heather Martin Chief Marketing Officer and Chief of Staff	2026	234,070	—		749,997		—		60,858	270,000	(8)	1,314,925
(1)These amounts in the Non-Equity Incentive Compensation Plan column reflect payments pursuant to the Company’s Short-Term Incentive Program. Under this program, the Company’s executive officers are eligible to receive an annual cash bonus based on a percentage of their base salaries contingent upon their achievement of certain pre-established corporate and individual performance goals approved and evaluated by the Compensation Committee. For Fiscal 2026, Mr. Guttman-McCabe received 100% of his target bonus, which reflects both the formulaic payout under the Short-Term Incentive Program and an additional discretionary adjustment by the Compensation Committee in recognition of his performance in securing the 2026 Report and Order. The portion attributable to the discretionary adjustment is reflected in the Bonus column.
(2)These amounts represent the grant date fair value of equity-based stock awards granted by the Company during the periods presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see Note 13 - Stock Compensation of our notes to the consolidated financial statements in our Annual Report. In accordance with SEC rules, the grant date fair value of any award subject to a performance condition is based on the probable outcome of the performance condition.
(3)Represents matching contributions made by the Company in connection with our 401(k) Plan.
(4)Represents 50% of Mr. Lang’s prorated Fiscal 2025 bonus, which was guaranteed pursuant to his offer letter.
(5)The amount reported in the Stock Awards column for Mr. Lang represents the grant date fair value of the 97,631 PSUs granted to him on October 6, 2024, and the amount reported in the Option Awards column for Mr. Lang represents the incremental fair value attributable to the modification of such PSUs to time-based stock options. The following table summarizes the elements included in the “Stock Awards” and “Option Awards" column for Mr. Lang reported for Fiscal 2025.

Name	Aggregate Grant Date Fair Value of PSUs Granted ($)	Aggregate Incremental Fair Value of Conversion of PSUs to Time-Based Stock Options ($)	Total Stock Awards + Option Awards as Shown in the Summary Compensation Table ($)

	(a)	(b)	((a) + (b))
Scott A. Lang	1,999,972	1,435,776	3,435,748

42 2026 PROXY STATEMENT	ANTERIX INC.

Executive Compensation (CD&A)
(6)The amount reported in the Option Awards column for Mr. Guttman-McCabe represents: (i) the grant date fair value of the 85,000 Retention Options; (ii) the grant date value of 67,774 PSOs granted on October 4, 2024; and (iii) the incremental fair value attributable to a modification of the 67,774 PSOs to an equal number of time-based stock options. The amount reported in the Option Awards column for Mr. Gerbrandt represents: (i) the grant date fair value of 129,236 PSOs granted on October 4, 2024; and (ii) the incremental fair value attributable to a modification of 67,774 PSOs to an equal number of time-based stock options. The value of the PSOs assuming the maximum level of performance would have been $999,984 and $999,984 for Messrs. Guttman-McCabe and Gerbrandt, respectively. The following table summarizes the elements included in the “Option Awards” column reported for Fiscal 2025 for Messrs. Guttman-McCabe and Gerbrandt.

Name	Aggregate Grant Date Fair Value of PSOs and Retention Options Granted ($)	Aggregate Incremental Fair Value of Conversion of PSOs to Time-Based Stock Options ($)	Total Stock Awards + Option Awards as Shown in the Summary Compensation Table ($)

	(a)	(b)	((a) + (b))
Christopher E. Guttman-McCabe	2,581,834	315,641	2,897,475
Ryan L. Gerbrandt	1,999,971	315,641	2,315,612
(7)Represents Mr. Gerbrandt's cash severance, which comprises of: (i) two times the sum of his annualized salary and target bonus, for an aggregate amount of $1.3 million, payable over two years; (ii) a pro-rata target bonus of $196,745 for Fiscal 2026; (iii) $54,000 for Company-provided COBRA premiums; and (iv) $25,000 of outplacement services. In addition, this amount includes matching contributions of $10,500 made by the Company in connection with our 401(k) Plan.
(8)Represents Ms. Martin's consultant fees received prior to her employment start date.
The table below sets forth (a) the total stock award compensation amounts for the October 2024 grants excluding any modification charges, (b) the stock award modification charges required by the applicable accounting and SEC rules, and (c) the total stock award compensation amounts for 2025 as shown in the Summary Compensation Table:

Name	2025 Option Awards (Without Option Award Modification Charges) ($)	Option Award Modification Charges ($)	Total Option Awards as Shown in the Summary Compensation Table ($)

	(a)	(b)	((a) + (b))
Scott A. Lang	—	1,435,776	1,435,776
Christopher E. Guttman-McCabe	2,581,834	315,641	2,897,475
Ryan L. Gerbrandt	1,999,971	315,641	2,315,612
The incremental compensation fair value is measured as the excess of the fair value of the modified award over the fair value of the original award immediately before its terms were modified.

ANTERIX INC.	2026 PROXY STATEMENT 43

Executive Compensation (CD&A)
2026 Grants of Plan-Based Awards
The following table provides certain information regarding each plan-based award granted to our NEOs during Fiscal 2026. The non-equity incentive plan awards set forth below were made under our Short-Term Incentive Program. All stock options and RSUs set forth below were made under our 2023 Stock Plan. For a description of the acceleration of vesting provisions applicable to the stock options and RSUs granted to our NEOs, see the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change in Control.”

		Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards
Name	Grant Date							All Stock Awards: Shares or Units (#) (2)	All Other Option Awards: Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Scott A. Lang	5/21/2025	—	—	—	—	—	—	—	223,546	34.96	2,999,987
	N/A	—	564,075	1,255,067	—	—	—	—	—	—	—
Christopher E. Guttman-McCabe	5/20/2025	—	—	—	—	—	—	—	53,491	34.96	739,246
	N/A	—	376,050	611,081	—	—	—	—	—	—	—
Heather Martin	9/9/2025	—	—	—	—	—	—	34,578	—	—	749,997
	N/A	—	248,400 (4)	403,650(4)	—	—	—	—	—	—	—
Ryan L. Gerbrandt	5/20/2025	—	—	—	—	—	—	—	53,491	34.96	739,246
	N/A	—	248,520	403,845	—	—	—	—	—	—	—
(1)The amounts set forth in these columns represent the threshold, target, and maximum potential payouts under the Company’s Short-Term Incentive Program. The future payouts assume achievement of certain pre-established corporate and individual performance goals approved and evaluated by the Compensation Committee.
(2)The amounts set forth in this column represent RSUs and Stock Options granted to the NEOs under the 2023 Stock Plan.
(3)The amounts set forth in this column represent the grant date fair value of equity-based stock awards granted by the Company during the periods presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see Note 13 - Stock Compensation of our notes to the consolidated financial statements in our Annual Report. In accordance with SEC rules, the grant date fair value of any award subject to a performance condition is based on the probable outcome of the performance condition.
(4)The table above reflects the full-year target and maximum bonus amounts for Ms. Martin. However, her actual bonus payment was prorated based on her start date of September 9, 2025.

44 2026 PROXY STATEMENT	ANTERIX INC.

Executive Compensation (CD&A)
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our NEOs on March 31, 2026.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($) (1)

Scott A. Lang	63,788	127,538 (2)	—	30.99	1/17/2035
	—	223,546 (3)	—	34.96	5/21/2035
Christopher E. Guttman-McCabe						3,164 (4)	120,833	—
						3,361 (5)	128,357	—
	11,750	—	—	25.75	2/27/2027
	8,000	—	—	32.50	2/5/2028
	6,715	—	—	42.14	2/11/2029
	62,500	—	—	34.40	10/21/2030
	19,133	6,378 (6)	—	49.39	5/17/2032
	40,000	20,000 (7)	—	37.32	2/28/2034
	—	85,000 (8)	—	33.56	8/6/2034
	22,595	45,179 (9)	—	27.83	1/16/2035
	—	53,491 ⁽¹⁰⁾	—	34.96	5/20/2035
Heather Martin						34,578 (11)	1,320,534	—
(1)The market value of these stock awards is determined by multiplying the number of shares underlying the stock awards by $38.19, the closing stock price of our common stock on March 31, 2026.
(2)Stock options granted on January 17, 2025, which vest, subject to continued service, as follows: 33.33% on each of January 17, 2026, January 17, 2027, and January 17, 2028.
(3)Stock options granted on May 21, 2025, which vest, subject to continued service, as follows: 33.33% on each of May 21, 2026, May 21, 2027, and May 21, 2028.
(4)RSUs granted on May 17, 2022, which vest, subject to continued service, as follows: 25% on each of May 17, 2023, May 17, 2024, May 17, 2025, and May 17, 2026.
(5)RSUs granted on July 12, 2023, which vest, subject to continued service, as follows: 33.33% on each of July 12, 2024, July 12, 2025, and July 12, 2026.
(6)Stock options granted on May 17, 2022, which vest, subject to continued service, as follows: 25% on each of May 17, 2023, May 17, 2024, May 17, 2025, and May 17, 2026.
(7)Stock options granted on February 28, 2024, which vest, subject to continued service, as follows: 8,000 option shares on May 22, 2024, 32,000 option shares on May 22, 2025, and 20,000 option shares on May 22, 2026.
(8)Stock options granted on March 27, 2024, which vest fully, subject to continued service, on March 27, 2027.
(9)Stock options granted on January 16, 2025, which vest, subject to continued service, as follows: 33.33% on each of January 16, 2026, January 16, 2027, and January 16, 2028.
(10)Stock options granted on May 20, 2025, which vest, subject to continued service, as follows: 33.33% on each of May 20, 2026, May 20, 2027, and May 20, 2028.
(11)RSUs granted on September 9, 2025, which vest, subject to continued service, as follows: 33.33% on each of September 9, 2026, September 9, 2027, and September 9, 2028.

ANTERIX INC.	2026 PROXY STATEMENT 45

Executive Compensation (CD&A)
Fiscal 2026 Option Exercises and Stock Vested
The following table provides information regarding the number of shares each of our NEOs acquired upon exercise of stock options and the vesting of RSUs during Fiscal 2026.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#) (3)	Value Realized on Vesting ($) (4)

Scott A. Lang	—	—	—	—
Christopher E. Guttman-McCabe	—	—	11,961	322,947
Heather Martin	—	—	—	—
Ryan L. Gerbrandt	22,595	208,806	16,838	438,420
(1)Represents options that were exercised in Fiscal 2026.
(2)Amounts are calculated as the difference between the market price of our common stock at the time of exercise and the exercise price of the stock option.
(3)Represents RSUs that vested in Fiscal 2026.
(4)Amounts are calculated by multiplying the number of shares vested by either (a) the closing stock price of our common stock on the date of vesting or (b) the closing stock price of our common stock the next day the stock market was open.
Severance Arrangements with our NEOs
Executive Severance Plan
Under our Severance Plan, our NEOs are entitled to receive cash severance and related benefits and vesting acceleration of equity awards in the event of termination of employment without Cause or for Good Reason (as such terms are defined in the Severance Plan). On December 5, 2024, our Compensation Committee amended the Severance Plan, a copy of which was filed with the SEC in the Company's Form 10-K on June 25, 2025, to provide for different severance payments and benefits for Tier 1 Executives who become eligible for the Severance Plan following such date (the “non-Legacy Tier 1 executives”). Tier 1 Executives who were covered by the Severance Plan prior to such amendment (the “Legacy Tier 1 executives”) continue to be eligible for the payments and benefits that the Severance Plan provided for prior to its amendment. Mr. Lang is a non-Legacy Tier 1 executive and Ms. Martin is a Tier 2 Executive, but she did not become a participant in the Severance Plan until June 10, 2026, following the Compensation Committee’s authorization of her participation in the Severance Plan on June 2, 2026.
The following table provides information regarding which tier our NEOs are eligible for under our Severance Plan:

Name	Severance Plan Tier for Fiscal 2026

Scott A. Lang	Tier 1 (non-Legacy) Executive
Christopher E. Guttman-McCabe	Tier 1 (Legacy) Executive
Heather Martin	None (1)
(1)In accordance with the terms of her offer letter, Ms. Martin was not covered by the Severance Plan as of March 31, 2026. On June 2, 2026, the Compensation Committee approved Ms. Martin’s participation in the Executive Severance Plan as a Tier 2 executive.

46 2026 PROXY STATEMENT	ANTERIX INC.

Executive Compensation (CD&A)
Upon termination of employment without Cause or for Good Reason with no Change in Control (as such term is defined in the Severance Plan), each Legacy Tier 1 executive is eligible for: (1) a cash severance payment equal to 2.0 times the sum of the executive’s base salary plus target bonus, paid in installments over 24 months; (2) a pro-rated target bonus for the fiscal year in which the termination occurs, paid at the time at which bonuses are paid to actively employed executives for such fiscal year; (3) pro-rated accelerated vesting of time-based equity awards to reflect their actual time-based service between the prior vesting date and next vesting date and, with respect to any time-based stock option awards, a nine-month time period to exercise; (4) performance metrics for performance-based equity determined based upon actual levels of performance achieved; (5) with respect to additional time-based elements of performance-based equity, if any, pro-rated vesting of achieved performance-based equity awards following the pro-rated accelerated vesting protocol for time-based equity stated in item (3) above; and (6) continued payment of the Legacy Tier 1 executive's health plan premiums for a maximum of 18 months and outplacement assistance for 12 months at a cost not exceeding $25,000. With respect to any vested stock options, the terminated Legacy Tier 1 executive will have until the earlier of 9 months after termination, or expiration of the option to exercise said options.
Upon termination of employment without Cause or for Good Reason with no Change in Control, each non-Legacy Tier 1 executive and Tier 2 executive is eligible for: (1) a cash severance payment equal to 1.0 times the sum of the executive’s base salary plus target bonus, paid in installments over 12 months; (2) a pro-rated target bonus for the fiscal year in which the termination occurs, paid at the time at which bonuses are paid to actively employed executives for such fiscal year; (3) pro-rated accelerated vesting of time-based equity awards to reflect their actual time-based service between the prior vesting date and next vesting date and, with respect to any time-based stock option awards, a nine-month time period to exercise; (4) performance metrics for performance-based equity determined based upon actual levels of performance achieved; (5) with respect to additional time-based elements of performance-based equity, if any, pro-rated vesting of achieved performance-based equity awards following the pro-rated accelerated vesting protocol for time-based equity stated in item (3) above; and (6) continued payment of the non-Legacy Tier 1 executive's and Tier 2 executive’s health plan premiums for a maximum of 12 months and outplacement assistance for 12 months at a cost not exceeding $25,000. With respect to any vested stock options, the terminated Tier 1 executive or Tier 2 executive will have until the earlier of 9 months after termination, or expiration of the option to exercise said options.
Upon termination of any Tier 1 executive’s employment (including a Legacy Tier 1 executive) without Cause or for Good Reason within 6 months before or 24 months after a Change in Control, each Tier 1 executive (including Legacy Tier 1) is eligible for: (1) a cash severance payment equal to 2.0 times the sum of the executive’s base salary plus target bonus, paid in lump sum; (2) a pro-rated target bonus for the fiscal year in which the termination occurs, payable in a lump sum; (3) full accelerated vesting of time-based equity awards; (4) performance metrics for performance-based equity determined as the greater of 100% of target or the actual levels of performance achieved; (5) with respect to time-based elements of performance-based equity, if any, full accelerated vesting of any achieved performance-based equity awards following the full accelerated vesting protocol for time-based equity stated in item (3) above; and (6) continued payment of the Tier 1 executive's health plan premiums for a maximum of 18 months and outplacement assistance for 12 months at a cost not exceeding $25,000. With respect to any vested stock options, the terminated Tier 1 executive (including Legacy Tier 1 executives) will have until the earlier of 2 years after termination, or expiration of the option to exercise said options.
Upon termination of a Tier 2 executive’s employment without Cause or for Good Reason within 6 months before or 24 months after a Change in Control, each Tier 2 executive is eligible for: (1) a cash severance payment equal to 1.0 times the sum of the executive’s base salary plus target bonus, paid in lump sum; (2) a pro-rated target bonus for the fiscal year in which the termination occurs, payable in a lump sum; (3) full accelerated vesting of time-based equity awards, and with respect to any time-based stock option awards, a two-year time period to exercise; (4) performance metrics for performance-based equity determined as the greater of 100% of target or the actual levels of performance achieved; (5) with respect to time-based elements of performance-based equity, if any, full accelerated vesting of achieved performance-based equity awards following the full accelerated vesting protocol for time-based equity stated; and (6) continued payment of the Tier 2 executive's health plan premiums for a maximum of 18 months and outplacement assistance for 12 months at a cost not exceeding $25,000. With respect to any vested stock options, the terminated Tier 2 executive will have until the earlier of 2 years after termination, or expiration of the option to exercise said options.

ANTERIX INC.	2026 PROXY STATEMENT 47

Executive Compensation (CD&A)
For purposes of the Severance Plan, “Cause” with respect to our NEOs is defined as the NEO’s: (i) willful and continued failure to perform substantially their duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), as determined by the Board no earlier than thirty days after a written demand for substantial performance is delivered to the NEO, which specifically identifies the manner in which the Company believes that they have willfully and continuously failed to substantially perform their duties with the Company (provided, however, that the failure to achieve individual or Company-based performance goals, budgets or targets shall not be deemed to be a failure of the NEO to perform their duties); (ii) willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or their ability to perform their duties with the Company; (iii) conviction (including a plea of guilty or nolo contendere) of a felony; (iv) breach of any written agreement between them and the Company or their failure or refusal to comply with the procedures and policies of the Company which, in each case, materially harms the Company; or (v) material breach of the restrictive covenants in the Severance Plan (subject to the cure provisions provided for in the Severance Plan).
For purposes of the Severance Plan, “Good Reason” with respect to our NEOs is defined as, without the NEO’s consent: (i) a material diminution in their annual base salary, other than a material diminution that results from a determination by both our President and CEO and Executive Chair that the Company’s financial condition is such that a reduction in compensation is appropriate and the reduction is applied uniformly to all Company officers; (ii) a material diminution in their authority, duties, or responsibilities, which shall include: (A) if the NEO is a member of the Board, any failure of the Board to appoint or the stockholders of the Company to elect them as a member of the Board, or any removal of them from the Board for reasons other than Cause, and (B) following a Change in Control, a material change in the Company’s long-term business plan or its strategy to increase the value of its FCC licenses or (iii) any requirement that they relocate, by more than fifty miles, the principal location from which they perform services for the Company immediately prior to the termination of employment or the occurrence of the Change in Control. It is a condition precedent to an NEO’s right to terminate employment for Good Reason (before or after a Change in Control) that: (i) they shall have first given the Company written notice stating with reasonable specificity the breach on which such termination is premised within ninety days after they become aware or should have become aware of such breach; and (ii) if such breach is susceptible of cure or remedy, such breach has not been cured or remedied within fifteen days after receipt of such notice.
In order to receive such severance payments and benefits, the NEO generally must execute and allow a general release of claims against us to become effective and comply with the restrictive covenants outlined in our Severance Plan. The Severance Plan also provides that, in the event that the payments and benefits provided under the Severance Plan, together with all other payments and benefits received or to be received by an NEO constitute “parachute payments” within the meaning of Section 280G of the IR Code and would otherwise be subject to the excise tax imposed by Section 4999 of the IR Code (the “Excise Tax”), then the payments and benefits provided under the Severance Plan or other payments and benefits payable to the NEO will be made either: (i) in full; or (ii) as to such lesser amount as would result in no portion of such payments and benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account applicable federal, state and local income and employment taxes and the Excise Tax, results in the receipt by the NEO on an after-tax basis, of the greatest amount of such payments and benefits, notwithstanding that all or some portion of the payment and benefits may be subject to the Excise Tax.

48 2026 PROXY STATEMENT	ANTERIX INC.

Executive Compensation (CD&A)
Potential Payments Upon Termination or Change in Control
The following table reflects the potential payments and benefits to which our NEOs who were employed as of March 31, 2026 (the last day of Fiscal 2026) would be entitled under the arrangements described above, in the event an Involuntary Termination of employment without cause occurred on such date (showing numbers for both "with" and "without" a Change in Control).

	Acceleration of Vesting (1)
	Stock Options ($)	RSUs ($)	Base Salary ($) (2)	Health Benefits ($) (3)	Other ($) (4)	Total ($)

Scott A. Lang
Severance absent a change of control	335,445	—	564,075	58,950	589,075	1,547,545
Severance in connection with a change of control	1,640,327	—	1,128,150	58,950	1,153,150	3,980,577
Christopher E. Guttman-McCabe
Severance absent a change of control	344,077	207,022	1,002,800	58,950	777,100	2,389,949
Severance in connection with a change of control	1,049,780	249,190	1,002,800	58,950	777,100	3,137,820
Heather Martin (5)
Severance absent a change of control	—	—	—	—	—	—
Severance in connection with a change of control	—	—	—	—	—	—
(1)For Messrs. Lang and Guttman-McCabe, represents value of immediate vesting of unvested stock options and stock awards in accordance with the Severance Plan and applicable award agreements as described above. The market value of the stock awards and stock options is determined by: (i) multiplying the number of shares underlying the stock award or stock option that are subject to acceleration upon the termination or Change in Control (as applicable) by $38.19, the closing stock price of our common stock on March 31, 2026; and (ii) with respect to stock options, reducing such amount by the aggregate exercise price applicable to such accelerated shares.
(2)For Mr. Lang represents one times his annual base salary for an absent change of control and two times his salary for a change of control. For Mr. Guttman-McCabe, represents two times his annual base salary.
(3)For Messrs. Lang and Guttman-McCabe, reflects sum of the cost of continued health benefits for a total of 18 months (based on the cost for such benefits for Fiscal 2026).
(4)For Mr. Lang, represents sum of: (i) one times targeted annual cash bonus for an absent change of control and for a change of control two times targeted annual cash bonus; (ii) a pro-rated target bonus for the fiscal year in which the termination occurs; and (iii) estimated outplacement support fees of $25,000. Because it is assumed for purposes of the above table that the termination would occur on the last day of Fiscal 2026, the target annual cash bonus amount for Fiscal 2026 is included. For Mr. Guttman-McCabe, represents sum of: (i) two times targeted annual cash bonus; (ii) a pro-rated target bonus for the fiscal year in which the termination occurs; and (iii) estimated outplacement support fees of $25,000. Because it is assumed for purposes of the above table that the termination would occur on the last day of Fiscal 2026, the target annual cash bonus amount for Fiscal 2026 is included.
(5)In accordance with the terms of her offer letter, Ms. Martin was not covered by the Severance Plan as of March 31, 2026.
COO Separation
In January 2026, the Company announced that Ryan L. Gerbrandt, Chief Operating Officer, was leaving the Company in connection with an internal reorganization pursuant to which the Chief Operating Officer position was being eliminated. In connection with his separation, he received the following benefits as a Legacy Tier 1 Executive: i) cash payments of $1,522,185, which represent severance payments equal to two times the sum of his annualized base salary and target bonus as in effect as of the last day of his employment (the “Separation Date”) and a pro-rated target bonus for Fiscal 2026; (ii) up to $54,000 for 18 months of Company-provided COBRA premiums; (iii) $25,000 in outplacement benefits; (iv) accelerated vesting for an aggregate of 52,069 shares of common stock issuable under Mr. Gerbrandt’s outstanding time-based equity awards, with a value of $1,167,387 as of the Separation Date; and (v) accelerated vesting for an aggregate of 3,790 shares of common stock issuable under Mr. Gerbrandt’s restricted stock unit equity awards, with a value of $84,972 as of the Separation Date. Mr. Gerbrandt’s performance stock options did not vest as the target stock price level was not achieved.

ANTERIX INC.	2026 PROXY STATEMENT 49

Executive Compensation (CD&A)
CEO Pay Ratio
Under the SEC’s rules, we are required to identify our median employee at least once every three years and to calculate the annual total compensation for that employee each year, referred to as “pay-ratio” disclosure. We have opted to identify our median employee for Fiscal 2026 based on our employee population as of March 31, 2026, as described below.
We believe the pay ratio reported below is a reasonable estimate calculated consistent with SEC rules based on our internal records and the methodology described below. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Thus, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor our management use our pay ratio to make compensation decisions.
For purposes of identifying our “median employee,” we used our employee population as of March 31, 2026 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). To identify the median employee, we used the following methodology, adjustments, and estimates:
›We calculated the Fiscal 2026 annual total compensation of each employee, excluding Mr. Lang, our President and CEO, as the sum of: (1) annual base salary for permanent salaried employees, or hourly rate multiplied by the expected annual work schedule for hourly employees; (2) target annual cash incentive compensation, if applicable; and (3) grant date fair value of equity awards granted during the year.
›In identifying the median employee, we annualized the compensation values of individuals who joined our Company during Fiscal 2026.
We calculated the annual total compensation for Fiscal 2026 for such employees using the same methodology we used for our NEOs as set forth in the Summary Compensation Table above. For Fiscal 2026, the annual total compensation for Mr. Lang and our median employee was $3.8 million and $0.2 million, respectively. Accordingly, the resulting ratio of the two amounts is approximately 16:1.

50 2026 PROXY STATEMENT	ANTERIX INC.

Executive Compensation (CD&A)
Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we provide the following table and graph disclosures regarding executive “compensation actually paid” ("CAP") and certain company performance measures for each of the years ended March 31, 2026, 2025 and 2024. You should refer to the “Compensation Elements” section of the "Executive Compensation" portion of this Proxy Statement for a complete description of how executive compensation relates to our Company performance measures and how our Compensation Committee makes its decisions related thereto.

	Schwartz, Robert H.		Lang, Scott A.
Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Summary Compensation Table Total for PEO ($) (3)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (4)	Average Compensation Actually Paid to Non-PEO NEOs ($) (4)(5)	Total Stockholder Return ($) (6)	Net Loss (in thousands) ($) (7)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2026	—	—	3,808,874	4,309,244	1,626,908	592,550	115.59	90,635
2025	2,780,039	(1,462,341)	3,900,571	4,297,652	3,238,761	3,338,054	110.77	(11,372)
2024	3,718,723	3,230,422	—	—	2,849,180	2,735,156	101.73	(9,128)
(1)Represents compensation amounts reported in the “Summary Compensation Table” disclosed above for our former principal executive officer (“PEO”), Robert H. Schwartz.
(2)CAP to our PEO for each year shown reflects the respective amounts from the Summary Compensation Table ("SCT"), adjusted, as noted below, in accordance with SEC rules. The amount included in column (b) above does not reflect the actual amount earned by, or paid to, our PEO for each of the fiscal years shown.
(3)Represents compensation amounts reported in the “Summary Compensation Table” disclosed above for our current PEO, Scott A. Lang.
The following table reflects the adjustments made to determine the compensation actually paid to our PEO:

Year	2024 ($)	2025 ($)	2025 ($)	2026 ($)

PEO	R. Schwartz	R. Schwartz	S. Lang	S. Lang
SCT Total Compensation	3,718,723	2,780,039	3,900,571	3,808,874
Less: Stock award values reported in SCT for the Covered Year	(3,100,023)	—	(3,435,748)	(2,999,987)
Plus: Year End Fair Value for Stock Awards Granted in the Covered Year	2,849,656	—	3,832,829	4,310,199
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	150,162	—	—	(162,423)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year	(388,097)	—	—	—
Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	373,067	—	(647,419)
Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year	—	(4,615,447)	—	—
Compensation Actually Paid	3,230,422	(1,462,341)	4,297,652	4,309,244
The valuation of the equity granted to our PEO is based upon multiple factors, including grant date stock price, life of grant, volatility and risk-free rate. To determine the compensation actually paid, adjustments have been made to the fair value calculation to adjust for the change in stock price at year-end and vest date, adjustments in time to vest and life of grant and related volatility and risk-free rate.

ANTERIX INC.	2026 PROXY STATEMENT 51

Executive Compensation (CD&A)
(4)Represents the average compensation amounts reported in the "Total" column in the SCT, disclosed above, for our non-PEO NEOs. The non-PEO NEOs in Fiscal 2024 and Fiscal 2025 were Christopher Guttman-McCabe and Ryan Gerbrandt. The non-PEO NEOs in Fiscal 2026 were Christopher Guttman-McCabe, Ryan Gerbrandt and Heather Martin.
(5)Average “compensation actually paid” to our non-PEO NEOs for each year shown reflects the respective average amounts from the SCT, adjusted, as noted below, in accordance with SEC rules. The amount included in column (f) above does not reflect the actual amount earned by, or paid to, our non-PEO NEOs for each of the fiscal years shown. The following table reflects the adjustments made to determine the average compensation actually paid to our non-PEO NEOs:

Year	2024 ($)	2025 ($)	2026 ($)

Non-PEO NEOs	See Footnote 3 above	See Footnote 3 above	See Footnote 3 above
SCT Total Compensation	2,849,180	3,238,761	1,626,908
Less: Stock award values reported in SCT for the Covered Year	(2,365,687)	(2,606,544)	(496,414)
Plus: Year End Fair Value for Stock Awards Granted in the Covered Year	2,336,222	2,728,444	783,726
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	(14,037)	1,519	(53,678)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year	(70,522)	—	2,265
Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	(24,126)	(549,700)
Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year	—	—	(720,557)
Compensation Actually Paid	2,735,156	3,338,054	592,550
The valuation of the equity granted to our non-PEO NEOs is based upon multiple factors, including grant date stock price, life of grant, volatility and risk-free rate. To determine the average compensation actually paid, adjustments have been made to the fair value calculation to adjust for the change in stock price at year-end and vest date, adjustments in time to vest and life of grant and related volatility and risk-free rate.
(6)Represents the cumulative total stockholder return of the Company for the measurement periods ending March 31, 2026, March 31, 2025 and March 31, 2024, respectively.
(7)Represents the Net Loss of the Company as reflected in the Company's Consolidated Statements of Operations included in the Company's Annual Report for each of the periods presented.
Relationship between Pay and Performance
The graphs below show the relationship between (A) the compensation actually paid to our PEO and non-PEO NEOs in Fiscal 2024, Fiscal 2025 and Fiscal 2026 and (B) our (1) Total Stockholder Return and (2) Net Loss.
CAP, as noted above, is required under SEC rules and reflects adjustments to the value of unvested and vested equity awards during the years shown. Adjustments to the awards include change in stock price and valuation assumptions at remeasurement date and, for performance awards, changes to projected performance expectations. CAP generally fluctuates due to changes in stock prices and the related changes to the valuation assumptions.

52 2026 PROXY STATEMENT	ANTERIX INC.

Executive Compensation (CD&A)
Equity Compensation Plan Information
We award stock options, RSUs, PSUs, and PSOs to our employees meeting certain eligibility requirements under plans approved by our stockholders initially in 2023, referred to as the “2023 Stock Plan,” and have previously awarded stock options, RSUs, and PSUs to our employees meeting certain eligibility requirements under a plan approved by our stockholders in 2014 and 2010.
The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of March 31, 2026:

	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options, RSUs, PSUs, and PSOs (#) (1)	Weighted-Average Exercise Price of Outstanding Stock Options ($)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (#) (2)

Equity compensation plans approved by security holders	1,831,754	38.73	762,367
Equity compensation plans not approved by security holders	—	—	—
(1)Includes shares underlying RSUs and PSO's, at maximum, as of March 31, 2026. There were no PSUs outstanding as of March 31, 2026.
(2)The 2023 Stock Plan permits the Company to grant equity compensation awards to employees, consultants and non-employee directors of the Company. The 2023 Stock Plan authorizes 1,350,000 shares of Company common stock (the “Shares”) for grant, plus remaining available for issuance under previous plans.

ANTERIX INC.	2026 PROXY STATEMENT 53

Certain Relationships and Related Transactions
Related Party Transaction Policy
Pursuant to our Code of Business Conduct and Ethics and Related Party Transaction Policy, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, will be prohibited from entering into a related party transaction with us without the approval of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such person's immediate family members or affiliates where the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs, and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, considering known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in good faith exercise of its discretion.
Related Party Transactions
Each year, each director and officer must respond to a questionnaire that requires them to identify certain information about their immediate family and any transaction or relationship that occurred during the year or any proposed transaction that involves Anterix (or any subsidiary or affiliate of Anterix) and that individual, their immediate family, or any entity with which he, she or such immediate family member is associated. All questionnaire responses regarding Related Party Transactions are reviewed by the Chief Legal Officer and Corporate Secretary and shared with our Audit Committee for action as appropriate. In addition, we independently search our records for potential transactions with known related parties. Based upon such review, there have been no related party transactions with respect to persons who were officers, directors, director nominees, or beneficial owners of more than 5% of our stock or an immediate family member of any of them that require disclosure under Item 404 of Regulation S-K.

54 2026 PROXY STATEMENT	ANTERIX INC.

PROPOSAL 3
Amendment No. 2 to the 2023 Stock Plan
Voting Required and Board Recommendation

Our stockholders are being asked to approve Amendment No. 2 (the "Amendment") to the Anterix Inc. 2023 Stock Plan (which we refer to in this Proposal as the 2023 Plan). On July 12, 2023, our Board approved the 2023 Plan, and on August 8, 2023, our stockholders approved the 2023 Plan. Amendment No. 1 to the 2023 Plan was approved by our Board on June 21, 2024 and by our stockholders on August 6, 2024. On June 22, 2026, our Board approved the Amendment, subject to stockholder approval.
Adopting the Amendment will increase the number of shares available to us for issuance to our employees and our non-employee directors. As of June 22, 2026, the 2023 Stock Plan had approximately 279,420 shares remaining available for issuance, assuming the outstanding PSUs are counted at the maximum performance level. We believe that the current share reserve in the 2023 Plan will not be sufficient to provide meaningful equity incentives to retain current employees and compete successfully in the market for new talent.
If the stockholders do not approve the Amendment, the 2023 Plan will continue to be effective, but we will not be able to grant meaningful equity under the 2023 Plan. Stockholders should carefully read this proposal in its entirety for more detailed information concerning the 2023 Plan and the Amendment.
A summary of the material features of the 2023 Plan is set forth below. This summary of the 2023 Plan is qualified in its entirety by reference to the 2023 Plan, as amended, which is filed as an exhibit to our Annual Report on Form 10-K, as proposed to be amended by the Amendment, which is attached as Appendix A hereto.
Approval of this proposal requires the affirmative vote of a majority of the votes cast for or against this proposal, as well as the presence of a quorum representing a majority of the shares of our common stock entitled to vote at the 2026 Annual Meeting, present in person or represented by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining a quorum but will not have any effect on the outcome of the vote on this proposal.
The Board believes that adopting the Amendment is in our and our stockholders' best interests for the reasons stated above.

At the Annual Meeting, stockholders will vote on whether to approve Amendment No. 2 to the 2023 Anterix Inc. Stock Plan.
1.0 M Additional Shares Requested
✓	THE BOARD RECOMMENDS A VOTE FOR AMENDMENT NO. 2 TO THE 2023 STOCK PLAN

ANTERIX INC.	2026 PROXY STATEMENT 55

Proposal 3
Proposed Amendment to the 2023 Plan
The 2023 Plan allows us to grant equity compensation awards to our employees (including officers), consultants and non-employee directors and the employees and consultants of our parent or subsidiaries. The 2023 Plan permits us to grant service-based awards and performance-based awards. As of June 22, 2026, the 2023 Plan had approximately 279,420 shares remaining available for issuance pursuant to awards granted under the plan. We are asking our stockholders to approve the Amendment, which would add 1.0 million shares of our common stock to those available for issuance under the 2023 Plan.
Additional Information Regarding the Requested Share Increase
In determining the number of shares to be reserved for issuance under the 2023 Plan, the Compensation Committee and the Board considered the following factors:
›Dilution and Historical Grant Practices. The 1.0 million share increase requested to be approved by stockholders represents 5.2% of our total shares of common stock outstanding as of June 11, 2026. Dilution is the total number of shares subject to equity awards granted (at stretch level and less cancellations) divided by the total shares of common stock outstanding at the end of the year plus the total number of shares available for issuance and outstanding awards. We manage our long-term dilution by limiting the number of shares subject to equity awards that we grant annually, commonly referred to as burn rate. An additional metric that we use to measure the cumulative impact of the requested share increase is overhang (number of shares subject to equity awards outstanding at maximum level but not exercised, plus number of shares available to be granted, divided by total shares of common stock outstanding at the end of the year plus the total number of shares available for issuance and outstanding awards).
2023 Plan Key Metrics Summary Table

	Fiscal 2026 (%)	Fiscal 2025 (%)	Fiscal 2024 (%)	Three Year Average (Fiscal Years 2024-2026) (%)

Dilution	8.7	9.7	11.1	9.8
Burn rate (1)	3.4	3.4	2.6	3.2
Overhang	12.2	13.8	11.2	12.4
(1)Includes time based RSUs granted, performance based PSUs earned and time based options granted.
›Forecasted Grants. If our stockholders approve the Amendment, we currently anticipate that the shares under the 2023 Plan will be sufficient to meet our expected needs through the date of our 2028 annual meeting of stockholders.
›Proxy Advisory Firm Guidelines. Given our significant institutional stockholder base, the Compensation Committee and the Board considered proxy advisory firm guidelines.
Taking into account our equity grant practices and the foregoing information, we believe that the additional share request is appropriate.
Why Stockholders Should Vote for the Amendment
We believe that our employees are our most valuable asset. Accordingly, the approval of the Amendment is in the best interest of our stockholders, as equity awards granted under the 2023 Plan will help us to:
›attract, motivate, and retain talented employees, consultants and non-employee directors;
›align employee and stockholder interests;
›link employee compensation with company performance, including through the use of performance-based equity awards; and
›maintain a culture based on employee stock ownership.

56 2026 PROXY STATEMENT	ANTERIX INC.

Proposal 3
We operate in a challenging marketplace in which our success depends largely on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board regards as essential in addressing these challenges is a competitive equity incentive program. Our equity incentive program provides a range of incentive tools and sufficient flexibility to permit the Compensation Committee of the Board to implement them in ways that will make the most effective use of the shares our stockholders authorize for incentive purposes. We intend to use these incentives to attract new key employees and retain existing key employees, non-employee directors and other service providers for our long-term benefit and that of our stockholders.
If our stockholders do not approve the Amendment, we will be severely limited in granting future awards due to the limited number of shares available for grant under the 2023 Plan and may not be able to continue to offer competitive equity packages to retain current employees and attract new employees. Our growth could be significantly hampered, and our ability to operate our business could be adversely affected. We would also lose a major tool in aligning the interests of our executives and employees with those of our stockholders. If we do not have sufficient shares to provide meaningful equity incentives, we may be compelled to instead offer additional cash-based incentives to compete for talent, which could have a significant effect on our quarterly results of operations, cash flow, and balance sheet. Our success over the next few years will depend heavily on our ability to attract and retain high-caliber employees, consultants and board members. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to hire and motivate the quality personnel we need to move our business forward.
Certain Features of the 2023 Plan
The 2023 Plan Reflects Compensation and Governance Best Practices
The 2023 Plan reflects a broad range of compensation and governance best practices, with some of the key features as follows:
›No Increase in Shares Available for Issuance without Stockholder Approval.
The total number of shares of common stock that may be issued under the 2023 Plan (other than in connection with adjustments in connection with certain corporate reorganizations and other events) may not be increased without stockholder approval.
›No Single-Trigger Vesting of Awards.
The 2023 Plan does not provide for automatic single-trigger accelerated vesting provisions for changes in control.
›No Repricing of Options and Stock Appreciation Rights.
Where the exercise price of an option or stock appreciation right is greater than the fair market value of a share of our common stock, such award may not be repriced, replaced or regranted through cancellation or modification to reduce the applicable exercise price without stockholder approval.
›No Dividend Payments on Unvested Awards.
The 2023 Plan provides that no dividends or other distributions will be paid with respect to unvested awards.
›No In-the-Money Option or Stock Appreciation Right Grants.
Options and stock appreciation rights may not be granted with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.
›Limitations on Share Recycling.
Upon the exercise of a stock appreciation right or net exercise of an option, the number of shares available under the 2023 Plan will be reduced by the gross number of shares for which the award is exercised. In addition, shares we tender or withhold to satisfy any tax withholding obligation may not be added back to the share reserve, as this would be considered “liberal share counting” practices as defined by Institutional Stockholder Services.

ANTERIX INC.	2026 PROXY STATEMENT 57

Proposal 3
›No Evergreen Feature.
The 2023 Plan does not provide for an annual automatic increase in the share reserve.
›Minimum Vesting Period.
Awards granted under the 2023 Plan may not vest earlier than the first anniversary of the date the Award is granted, with certain exceptions.
›Independent Administration.
The Compensation Committee, which consists of two or more non-employee independent directors, generally will administer the 2023 Plan if it is approved by stockholders.
Summary of the 2023 Plan
The following summary of the 2023 Plan, as proposed to be amended, is qualified in its entirety by the specific language of the 2023 Plan, as amended, a copy of which is filed as an exhibit to our Annual Report on Form 10-K, and the text of the Amendment attached as Appendix A to this Proxy Statement.
General - The purpose of the 2023 Plan is to advance our interests and those of our stockholders by providing an incentive program that will enable us to attract and retain employees and non-employee directors and to provide them with an equity interest in our growth and profitability. These incentives may be provided through the grant of options, stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, performance units and other share-based awards and cash-based awards.
Authorized Shares - Subject to adjustment for changes in capitalization in accordance with the terms of the 2023 Plan, the maximum aggregate number of shares authorized for issuance under the 2023 Plan is the sum of (1) 1,350,000 shares and (2) approximately 176,000 additional shares, comprised of the number of shares remaining available for grant under our 2014 Stock Plan immediately prior to its termination. If the Amendment is approved by the stockholders, the maximum number of shares authorized to be issued under the 2023 Plan will increase by 1,000,000 shares. In addition, to comply with applicable tax rules, the 2023 Plan also limits to a market value of $100,000 per calendar year the number of shares that may first become exercisable underlying incentive stock options granted under the 2023 Plan.
Share Counting - If any award granted under the 2023 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2023 Plan. Shares that we withhold or reacquire in satisfaction of a tax withholding obligation in connection with an option or a stock appreciation right or that are tendered in payment of the exercise price of an option will not be made available for new awards under the 2023 Plan. Upon the exercise of a stock appreciation right or net-exercise of an option, the number of shares available under the 2023 Plan will be reduced by the gross number of shares for which the award is exercised, inclusive of the number of shares of stock tendered to us by the participant or withheld in satisfaction of such net exercise.
Adjustments for Capital Structure Changes - Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2023 Plan and to outstanding awards in the event of any change in our common stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Compensation Committee also has the discretion under the 2023 Plan to adjust other terms of outstanding awards as it deems appropriate.
Non-employee Director Award Limits - The sum of the grant date fair value of all equity-based awards and any cash compensation provided to an individual as compensation for services as a non-employee director may not exceed $400,000 for each calendar year.

58 2026 PROXY STATEMENT	ANTERIX INC.

Proposal 3
Administration - The 2023 Plan will be administered by the Compensation Committee, although the Board retains the right to appoint another of its committees to administer the 2023 Plan or to administer the 2023 Plan directly. For purposes of this summary, the term “Compensation Committee” will refer to either such duly appointed committee or the Board. Subject to the provisions of the 2023 Plan, the Compensation Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Compensation Committee may, except as provided by the 2023 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The 2023 Plan provides, subject to certain limitations, that we indemnify any director, officer or employee against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2023 Plan. All awards granted under the 2023 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2023 Plan. The Compensation Committee will interpret the 2023 Plan and awards granted under it, and all determinations of the Compensation Committee generally will be final and binding on all persons having an interest in the 2023 Plan or any award.
Prohibition of Option and SAR Repricing - The 2023 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Compensation Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.
Eligibility - Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity. Incentive stock options may be granted to employees who, as of the time of grant, are employees or directors of the Company or any parent or subsidiary corporation. As of March 31, 2026, we had 64 employees (including six executive officers), approximately 24 consultants and five non-employee directors who would be eligible to receive awards under the 2023 Plan.
Stock Options - The Compensation Committee may grant non-statutory stock options, incentive stock options within the meaning of Section 422 of the IR Code, or any combination of these. The exercise price of each option may not be less than 100% of the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. The 2023 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent, or if permitted by the Compensation Committee, by means of a broker-assisted cashless exercise; via a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Compensation Committee; or, if permitted by the Compensation Committee, by any combination of these. Nevertheless, the Compensation Committee may restrict the forms of payment permitted in connection with any option grant. Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee and set forth in the award agreement. The maximum term of any option granted under the 2023 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Compensation Committee or as set forth in the applicable award agreement, an option generally will remain exercisable for ninety days following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 18 months, but in any event, the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon (1) a participant’s termination for cause (as defined by the 2023 Plan); or (2) if the participant engages in any act constituting cause after termination. Options are nontransferable by the participant other than by will or by the laws of descent and distribution and are exercisable during the participant’s lifetime only by the

ANTERIX INC.	2026 PROXY STATEMENT 59

Proposal 3
participant. However, an option may be assigned or transferred to the extent permitted by the Compensation Committee and set forth in the applicable award agreement. In the case of an incentive stock option, such assignment or transfer is only permitted to the extent that the transfer will not terminate its tax qualification.
Stock Appreciation Rights - The Compensation Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee. The exercise price of each stock appreciation right may not be less than 100% of the fair market value of a share of our common stock on the date of grant. Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Compensation Committee’s discretion and as set forth in the applicable award agreement, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2023 Plan is ten years. Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Compensation Committee, a Tandem SAR related to a non-statutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Compensation Committee and set forth in the applicable award agreement. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.
Restricted Stock Awards - The Compensation Committee may grant restricted stock awards under the 2023 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to us rendered by the participant. The Compensation Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Compensation Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Compensation Committee, (i) a participant will forfeit any shares of restricted stock acquired from a restricted stock bonus as to which the vesting restrictions have not lapsed prior to the participant’s termination of service and (ii) we will have the right to repurchase from the participant, for the purchase price paid by the participant, any restricted stock acquired by the participant pursuant to a restricted stock purchase right as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the Compensation Committee, participants holding restricted stock will have all of the rights of a Company stockholder, other than the right to receive dividends and other distributions, which shall only be payable upon vesting.
Restricted Stock Unit Awards - The Compensation Committee may grant RSUs under the 2023 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of RSUs or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to us. The Compensation Committee may grant RSU awards subject to vesting conditions based on such service or performance criteria as the Compensation Committee specifies and as set forth in the applicable award agreement. Unless otherwise provided by the Compensation Committee, a participant will forfeit any RSUs that have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to RSU awards until shares of common stock are issued in settlement of such awards. At the discretion of the Compensation Committee, RSUs may be settled in cash, common stock or a combination thereof.

60 2026 PROXY STATEMENT	ANTERIX INC.

Proposal 3
Performance Awards - The Compensation Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Compensation Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Each performance award agreement will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination of these. The Compensation Committee, in its discretion, may base performance goals on one or more of the following measures (or such other objective or subjective measure established by the Compensation Committee): revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: share-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return; employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project; completion of a joint venture or other corporate transaction; and new customer acquisition. The target levels with respect to objective performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Compensation Committee. The degree of attainment of performance measures will be calculated prior to the accrual or payment of any performance award for the same performance period, in accordance with generally accepted accounting principles (GAAP), if applicable, or any other methodology established by the Compensation Committee prior to the grant of the performance award, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award. Performance measures based upon subjective criteria shall be determined on the basis established by the Compensation Committee in granting the award. The Compensation Committee may provide for performance award payments in lump sums or installments. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.
Cash-Based Awards and Other Stock-Based Awards - The Compensation Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions, including the achievement of performance criteria, as the Compensation Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash, other property or shares of common stock, as determined by the Compensation Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The Compensation Committee may grant dividend equivalent rights with respect to other stock-based awards. Dividend equivalents may accrue on stock-based awards but shall not be payable unless and until the applicable award vests. Dividend equivalents are not payable with respect to options or stock appreciation rights. The effect on such awards of the participant’s termination of service will be determined by the Compensation Committee and set forth in the participant’s award agreement.
Change in Control - Unless otherwise defined in a participant’s award or other agreement with the Company, the 2023 Plan provides that a “Change in Control” generally occurs upon (a) a person or entity (with certain exceptions described in the 2023 Plan) becoming the direct or indirect beneficial owner of more than 50% by voting power or fair market value of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the combined voting power of the voting securities of the Company, its successor or the entity to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the combined voting power of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange

ANTERIX INC.	2026 PROXY STATEMENT 61

Proposal 3
or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company). In the event of a Change in Control, outstanding awards will be subject to the definitive agreement entered into by the Company in connection with the Change in Control. The 2023 Plan does not provide for any automatic single-trigger acceleration upon a Change in Control. Instead, if a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Compensation Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards that are not assumed or continued in connection with a Change in Control nor exercised or settled as of the Change in Control will terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. The Compensation Committee may alternatively provide in the grant of any award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement of each or any outstanding award or portion thereof and shares acquired pursuant thereto upon the termination of a participant’s service in connection with a Change in Control. The Compensation Committee may, in its discretion and without the consent of any participant, determine that, upon the occurrence of a Change in Control, any award denominated in shares outstanding immediately prior to the Change in Control and not previously exercised or settled will be canceled in exchange for a payment for each vested share (i) cash, (ii) stock of the Company or of a corporation or other business entity that is party to the Change in Control or (iii) other property which, in each case, will be equal to the fair market value of such share. The fair market value of the share will be equal to the fair market value of the consideration to be paid per share in the Change in Control, reduced by the exercise or purchase price of the share under the applicable award.
Awards Subject to Section 409A of the Internal Revenue Code - Certain awards granted under the 2023 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the IR Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2023 Plan to the contrary, the Compensation Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2023 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.
Amendment, Suspension or Termination - The 2023 Plan will continue in effect until its termination by the Compensation Committee, provided that no awards may be granted under the 2023 Plan following the tenth anniversary of the 2023 Plan’s effective date, which will be the date on which it is approved by the stockholders. The Compensation Committee may amend, suspend or terminate the 2023 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2023 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law or the requirements of any stock exchange or quotation system on which our shares are listed or quoted. No amendment, suspension or termination of the 2023 Plan may affect any outstanding award unless expressly provided by the Compensation Committee, and, in any event, may not have a materially adverse effect on an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the IR Code.
Withholding - As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any award, we require participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a participant may be used to discharge statutory tax withholding obligations at up to the applicable maximum statutory tax withholding rate.

62 2026 PROXY STATEMENT	ANTERIX INC.

Proposal 3
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2023 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
Incentive Stock Options - A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the IR Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the IR Code. In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Non-statutory Stock Options - Options not designated or qualifying as incentive stock options are non-statutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a non-statutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-statutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a non-statutory stock option, except to the extent such deduction is limited by applicable provisions of the IR Code.
Stock Appreciation Rights - A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the IR Code.
Restricted Stock - A participant acquiring restricted stock will generally recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the IR Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an

ANTERIX INC.	2026 PROXY STATEMENT 63

Proposal 3
employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the IR Code.
Restricted Stock Units, Performance, Cash-Based and Other Stock-Based Awards - A participant generally will recognize no income upon the grant of an RSU, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of the shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any further gain or loss will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the IR Code.
Limitation on Our Deductions - As a general rule, we will be entitled to a deduction in the same amount and at the same time as the compensation income is received by a participant, except to the extent the deduction limits of Section 162(m) of the IR Code apply. Section 162(m) of the IR Code denies a deduction to any publicly held corporation for compensation paid to any “covered employee” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to a covered employee, including awards under the Prior Plan, may cause this limitation to be exceeded in any particular year.
New Plan Benefits
Under our director compensation program, on or shortly after the date of the 2026 Annual Meeting, we will grant each non-employee director continuing service with us an annual award of restricted stock determined by dividing $170,000, by the price of our common stock at the close of business on the Nasdaq Capital Market on the date of the 2026 Annual Meeting, rounded down to the nearest whole share of restricted stock (the "Director Grants"). Except for the Director Grants, the actual number of awards (if any) that an executive officer, employee, consultant or non-employee director of the Company or its parent or subsidiaries may receive under the 2023 Plan is at the discretion of the Compensation Committee and therefore cannot be determined in advance.
The following table includes additional information regarding the equity awards currently contemplated under the 2023 Plan:

Name and Position	Dollar Value ($)	Stock Options (#)	Restricted Stock (#)

Scott A. Lang	—	—	—
Christopher Guttman-McCabe	—	—	—
Heather Martin	—	—	—
Current Executive Officers (as a group)	—	—	—
Current Non-Executive Directors (as a group)	850,000 (1)	—	—
Employees (excluding executive officers as a group)	—	—	—
(1)The number of shares of restricted stock subject to the Director Grants will be awarded based on the price of our common stock at the close of business on the Nasdaq Capital Market on the date of the Annual Meeting.

64 2026 PROXY STATEMENT	ANTERIX INC.

Proposal 3
Historical Equity Awards Table
The following table sets forth the number of shares subject to Awards granted over the lifetime of the 2023 Plan to the individuals and groups as indicated as of June 11, 2026.

Name and Position	Stock Options (#)	Restricted Stock (#)	RSUs (#)	PSUs (#) (1)

Scott A. Lang	487,711	—	18,210	167,624
Christopher Guttman-McCabe	357,310	—	4,926	66,602
Heather Martin	17,453	—	38,272	15,906
Current Executive Officers (as a group)	1,139,656	—	113,137	304,680
Current Non-Executive Directors (as a group)	58,998	105,922	—	—
Employees (excluding executive officers as a group)	650,166	—	272,502	63,552
(1)Assumes maximum level of performance.

ANTERIX INC.	2026 PROXY STATEMENT 65

PROPOSAL 4
Advisory, Non-Binding Vote On The Frequency Of Future Advisory, Non-Binding Votes To Approve The Compensation Of Our Named Executive Officers
Section 14A of the Exchange Act provides that stockholders must be given the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should seek future non-binding advisory votes to approve the compensation of our named executive officers, as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote to approve the compensation of our named executive officers.
By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future non-binding advisory votes to approve the compensation of our named executive officers every one, two or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal. Our Board of Directors has determined that an annual advisory vote to approve the compensation of our named executive officers will enable our stockholders to provide the Company with input regarding the compensation of our named executive officers on a timely basis.
Stockholders will not be voting to approve or disapprove of the recommendation of our Board of Directors. The proxy card provides stockholders with the opportunity to choose among four options with respect to this proposal (holding the vote every one, two or three years, or abstaining). The option that receives the highest number of votes from the voting power of shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.
As an advisory vote, this proposal will not be binding on the Company, our Board of Directors or our Compensation Committee in any way. As such, the results of the vote will not be construed to create or imply any change to the fiduciary duties of our Board. Our Board may decide that it is in the best interests of our stockholders and the Company to hold a non-binding advisory vote on our named executive officer compensation more or less frequently than the option approved by our stockholders. Notwithstanding the non-binding advisory nature of this vote, the Company recognizes that the stockholders may have different views as to the best approach for the Company and looks forward to hearing from stockholders as to their preferences on the frequency of a non-binding advisory vote on executive compensation.

66 2026 PROXY STATEMENT	ANTERIX INC.

Proposal 4
Vote Required and Board Recommendation

The frequency of one year, two years or three years that receives the affirmative vote of a majority of votes cast will be deemed to be the recommended frequency, on an advisory, non-binding basis, of future advisory votes on the compensation of our named executive officers. You may vote for a frequency of future stockholder votes on executive compensation of every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” or “ABSTAIN.” If no frequency receives the majority of the foregoing vote, then we will consider the option of one year, two years or three years that received the highest number of votes cast to be the frequency recommended by stockholders. Abstentions and broker non-votes will not affect the outcome of this proposal, other than counting towards the quorum of the Annual Meeting.

At the Annual Meeting, stockholders may indicate their preferences on the frequency of a non-binding advisory vote on executive compensation.
✓
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF
ONE YEAR AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY, NON-BINDING VOTES
TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

ANTERIX INC.	2026 PROXY STATEMENT 67

PROPOSAL 5
Ratification of Appointment of Independent Registered Public Accounting Firm
Voting Required and Board Recommendation

On June 26, 2025, our Audit Committee appointed Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the fiscal year ending March 31, 2026 (“Fiscal 2026”). Grant Thornton LLP (“Grant Thornton”) served as our independent registered public accounting firm for the fiscal years ended March 31, 2024 (“Fiscal 2024”) and March 31, 2025 (“Fiscal 2025”).
Because we value our stockholders’ views on our independent auditor, at the Annual Meeting, we are asking our stockholders to ratify the appointment Deloitte as our independent registered public accounting firm for Fiscal 2027 even though the ratification is not required by our Amended and Restated Bylaws or otherwise. However, the Audit Committee will reconsider the appointment if our stockholders do not ratify it at the Annual Meeting. In addition, even if our stockholders ratify the selection, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that a change would be in our best interests and the interest of our stockholders.
Representatives of Deloitte are expected to attend the Annual Meeting and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions.
If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of our independent registered public accounting firm. Abstentions will be counted as present for purposes of determining the presence of a quorum but will not be considered as votes cast for or against this proposal and will therefore have no effect on the outcome of the vote.
The Board of Directors unanimously recommends that the stockholders vote for the ratification of Deloitte as our independent registered public accounting firm for Fiscal 2027.

The Audit Committee has selected Deloitte as our independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2027.

✓	THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM FOR FISCAL 2027

68 2026 PROXY STATEMENT	ANTERIX INC.

Proposal 5
Audit-Related Matters
The Audit Committee met with Deloitte quarterly or more frequently during Fiscal 2026 and with Grant Thornton during Fiscal 2025. At such times, the Audit Committee reviewed the services performed by Deloitte and Grant Thornton and the fees charged for such services.
Principal Accountant Fees and Services
The following table shows the aggregate fees we paid or accrued for the audit and other services provided by Grant Thornton for Fiscal 2026 and Fiscal 2025 and by Deloitte for Fiscal 2026.

	2026 ($)	2025 ($)

Audit fees related to Deloitte (1)	752,188	—
Audit fees related to Grant Thornton (1)	130,000	663,030
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—
Total	882,188	663,030
(1)Audit Fees: Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services normally provided in connection with registration statements.
(2)Audit-Related Fees: We did not incur any audit-related fees in Fiscal 2026 or Fiscal 2025.
(3)Tax Fees: We did not incur any tax fees in Fiscal 2026 or Fiscal 2025.
(4)All Other Fees: We did not incur any other fees in Fiscal 2026 or Fiscal 2025.
Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Auditors
The Audit Committee has determined that all services provided by Deloitte in Fiscal 2026 and Grant Thornton in Fiscal 2025 and 2026 are compatible with maintaining the independence of such audit firm. The Audit Committee charter requires advance approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to any exception permitted by law or regulation.

ANTERIX INC.	2026 PROXY STATEMENT 69

Proposal 5
Report of the Audit Committee (1)
The following is the report of our Audit Committee with respect to our audited financial statements included in our Annual Report on Form 10-K for Fiscal 2026, filed with the SEC on June 25, 2026.
The Audit Committee currently consists of three directors, each of whom is an “independent director” as defined under the listing standards of Nasdaq and the rules and regulations of the SEC. The Board has determined that both Mark Fleischhauer and William Heard are ‘‘audit committee financial experts’’ within the meaning of rules adopted by the SEC. The Audit Committee acts pursuant to a written charter by our Board. A copy of the charter is available on our investor relations website, investors.anterix.com.
Our Audit Committee oversees our financial reporting process on behalf of our Board. Management is responsible for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm for Fiscal 2026, Deloitte, was responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America.
Review with Management
The Audit Committee reviewed and discussed the audited financial statements with Company management.
Review and Discussions with Independent Accountants
The Audit Committee met with Deloitte to review the financial statements included in the Annual Report. The Audit Committee discussed with a representative of Deloitte the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board ("PCAOB"), including General Auditing Standards 1301, Communications with Audit Committees. In addition, the Audit Committee met with Deloitte, with and without management present, to discuss the overall scope of Deloitte’s audit, the results of its examinations and the overall quality of our financial reporting. The Audit Committee received the written disclosures and the letter from Deloitte required by Rule 3526 of the PCAOB, Communication with Audit Committee Concerning Independence, and has discussed with Deloitte its independence and satisfied itself as to the independence of Deloitte.
Conclusion
Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board (and the Board subsequently approved) that the audited financial statements for Fiscal 2026, be included in our Annual Report for filing with the SEC and furnished to stockholders with this Notice and Proxy Statement.
In addition, the Audit Committee selected Deloitte as our independent registered public accounting firm for Fiscal 2027. The Board recommends that our stockholders ratify and approve the selection of Deloitte as our independent registered public accounting firm for Fiscal 2027.
The Audit Committee of the Board of Directors:
Mark A. Fleischhauer, Chair
William E. Heard
Mahvash Yazdi

(1)The information contained in this Audit Committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

70 2026 PROXY STATEMENT	ANTERIX INC.

Stock Ownership
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information about the beneficial ownership of our common stock by: (i) each of our directors and director nominees; (ii) each of our NEOs; (iii) all our directors and executive officers as a group; and (iv) each person or group known by us to own more than 5% of our common stock. The percentages reflect beneficial ownership, as determined in accordance with the SEC’s rules, as of June 11, 2026, and are based on 19,261,270 shares of common stock outstanding as of June 11, 2026. Except as noted below, the address for all beneficial owners in the table below is 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424.

Principal Stockholders	Amount and Nature of Beneficial Ownership (#) (1)	Percent of Class (%)

Owl Creek Asset Management, L.P. (2)	5,411,776	28.10
Heard Capital LLC (3)	1,716,738	8.91
Name of Beneficial Owner Directors, Nominees and NEOs
Scott A. Lang (4)	146,578	*
Thomas R. Kuhn (5)	55,926	*
Christopher Guttman-McCabe (6)	256,370	1.32
Heather Martin	—	*
Jeffrey A. Altman (2)(7)	5,551,684	28.82
Leslie B. Daniels (8)	61,479	*
Mark A. Fleischhauer (8)	16,269	*
William E. Heard (9)	1,726,392	8.96
Mahvash Yazdi (8)	26,407	*
All active directors and executive officers as a group (11 persons) (10)	7,886,562	40.05
*Represents less than 1% of the number of shares of our common stock outstanding as of June 11, 2026.
(1)We determined the number of shares of common stock beneficially owned by each person under rules promulgated by the SEC based on information obtained from Company records and filings with the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options, warrants or restricted stock units held by that individual or entity that are either currently exercisable or exercisable or to be settled within 60 days from June 11, 2026, are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.
(2)The shares are held directly by Owl Creek I, L.P., a Delaware limited partnership (“Owl Creek I”), Owl Creek II, L.P., a Delaware limited partnership (“Owl Creek II”), Owl Creek Overseas Master Fund, Ltd., a Cayman Islands exempted company (“Owl Creek Overseas”), Owl Creek SRI Master Fund, Ltd., a Cayman Islands exempted company (“Owl Creek SRI”), Owl Creek Credit Opportunities Master Fund, L.P., a Cayman Islands exempted limited partnership (“Owl Creek Credit Fund”) and Owl Creek Special Situations Fund, L.P., a Delaware limited partnership (“Owl Creek Special Situations,” and together with Owl Creek I, Owl Creek II, Owl Creek Overseas, Owl Creek SRI and Owl Creek Credit Fund, the “Owl Creek Funds”), Owl Creek Advisors, LLC (“Owl Creek Advisors”) serves as the general partner of, and has the power to direct the affairs of, Owl Creek I, Owl Creek II, Owl Creek Credit Fund and Owl Creek Special Situations. Owl Creek Asset Management, L.P. (the “Investment Manager”) serves as the investment manager to, and has the power to direct the investment activities of, each of the Owl Creek Funds. Jeffrey A. Altman is the managing member of Owl Creek Advisors and the managing member of the general partner of the Investment Manager. Jeffrey A. Altman, Owl Creek Asset Management, L.P., and Owl Creek Advisors, LLC each disclaim any direct ownership of the shares held by the stockholders, except as to such extent of their respective pecuniary interest in the shares. The address for Owl Creek Asset Management, L.P. is 640 Fifth Avenue, 20th Floor, New York, NY 10019.

ANTERIX INC.	2026 PROXY STATEMENT 71

Stock Ownership
(3)The shares are held by Heard Capital LLC, a Delaware limited liability company. William E. Heard is the CEO and Chief Investment Officer of Heard Capital LLC. The address for Heard Capital LLC is 1 N. Wacker Drive, Suite 3650, Chicago, IL 60606.
(4)Consists of (i) 8,260 shares of common stock, and (ii) 138,318 shares of common stock underlying an option that are exercisable within 60 days of June 11, 2026.
(5)Consists of (i) 10,372 shares of common stock, and (ii) 39,332 shares of common stock underlying an option that are exercisable and (iii) 6,222 shares of restricted common stock that vests in full within 60 days of June 11, 2026.
(6)Consists of (i) 38,105 shares of common stock, and (ii) 214,904 shares of common stock underlying an option that are exercisable and (iii) 3,361 shares of restricted common stock that vests in full within 60 days of June 11, 2026.
(7)Consists of (i) 5,411,776 shares held by Owl Creek Asset Management, L.P., (ii) 132,141 shares of common stock, and (iii) 7,767 shares of restricted common stock that vests in full within 60 days of June 11, 2026.
(8)Consists of (i) 7,767 shares of restricted common stock that vests in full within 60 days of June 11, 2026, and (ii) shares of common stock as follows: Leslie B. Daniels - 53,712 shares, Mark A. Fleischhauer - 8,502 shares, and Mahvash Yazdi - 18,640 shares.
(9)Consists of (i) 1,716,738 shares held by Heard Capital LLC, and (ii) 1,887 shares of common stock and (iii) 7,767 shares of restricted common stock that vests in full within 60 days of June 11, 2026.
(10)Includes shares owned by our executive officers, current directors, and director nominees, including 49,090 shares vesting within 60 days of June 11, 2026.
Stock Ownership Guidelines: Our executive officers and directors are subject to stock ownership guidelines approved by the Board. Our CEO must beneficially own shares of our common stock with a value equal to five times his base salary. All other executive officers must beneficially own shares with a value equal to three times their base salary. Non-employee directors must beneficially own shares of our common stock with a value equal to three times their annual cash retainer. Our executives and directors have five years to achieve their respective stock ownership guideline levels from their appointment or promotion date. As of the end of Fiscal 2026, each executive officer and non-employee director is in compliance with the stock ownership guidelines.
Changes in Control: We are not aware of any, nor are we a party to, arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a Change of Control.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and any other equity securities. Based on a review of the copies of the reports furnished to us, the Reporting Persons complied with all applicable Section 16(a) filing requirements with the exception of a Form 3 report filed on behalf of each of Elena Marquez and Heather Martin that were filed late due to SEC processing delays resulting from administrative errors and a Form 4 report filed on behalf of each of Gena Ashe, Ryan Gerbrandt, Tim Gray, Chris Guttman-McCabe and Elena Marquez that were one day late due to administrative errors.

72 2026 PROXY STATEMENT	ANTERIX INC.

Additional Information
These proxy materials are provided to you in connection with the solicitation by the Board of Anterix Inc. for proxies to be voted at the Annual Meeting to be held at 9:30 a.m., Eastern Daylight Time, on August 4, 2026, via the internet at www.virtualshareholdermeeting.com/atex2026 and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice. References in this Proxy Statement to the “Company,” “we,” “our,” and “us” are to Anterix Inc. and its subsidiaries.
You may attend the Annual Meeting only if you were a stockholder of record as of the Record Date (June 11, 2026) or hold a valid proxy for the Annual Meeting. If you are entitled to attend the Annual Meeting, you may attend, vote, and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/atex2026 using the 16-digit control number on your proxy card or on the instructions that accompanied your proxy materials to enter the Annual Meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name and you wish to vote your shares electronically at the Annual Meeting, you will need to first obtain a proxy issued in your name from your broker, bank, trustee, or other nominee.
You should give yourself plenty of time to log into the virtual meeting platform and ensure you can hear the audio before the start of the Annual Meeting. If you encounter difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number posted on the virtual annual meeting page for assistance. Technical support will be available 15 minutes before the start of the Annual Meeting.
If you want to submit a question or comment during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/atex2026, type your question or comment into the “Ask a Question” field, and click “Submit.” We will address questions and comments submitted via the virtual meeting platform pertinent to Annual Meeting matters during the meeting. Consistent with our approach at past Annual Meetings, questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by stockholders generally, or use blatantly offensive language may be ruled out of order and will not be considered. If there are questions from multiple stockholders that address the same topic, such questions may be aggregated and answered at once.
Record Date
Holders of shares of our common stock, our only class of issued and outstanding voting securities, at the close of business on June 11, 2026, are entitled to vote on the proposals presented at the Annual Meeting. As of June 11, 2026, 19,261,270 shares of our common stock were issued and outstanding.
Quorum
The presence, either online or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.
The Annual Meeting may be adjourned or postponed from time to time, and at any reconvened meeting, action with respect to the matters specified in this Proxy Statement may be taken without further notice to stockholders except as required by applicable law or our charter documents.

ANTERIX INC.	2026 PROXY STATEMENT 73

Additional Information
Stockholders of Record
You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company. As a stockholder of record, you have the right to grant your voting proxy directly to the proxy holders listed on the proxy card, to vote electronically at the Annual Meeting, or by internet or by telephone, or, if you received paper copies of the proxy materials by mail, to vote by mail by following the instructions on the proxy card or voting instruction card. All shares represented by a proxy will be voted at the Annual Meeting, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of approving, on an advisory, non-binding basis, the compensation of our NEOs, in favor of approving , on an advisory, non-binding basis, Amendment No. 2 to the Anterix Inc. 2023 Stock Plan to increase the number of shares available for issuance under the plan, “one year” for the frequency of future advisory votes on the compensation of our NEOs, and in favor of ratifying Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2027, and as the proxy holders determine in the exercise of their discretion on any other business or item as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.
Shares Held in Street Name
You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization. If this is the case, you will receive a separate voting instruction form with this Proxy Statement from that organization.
As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee on how to vote your shares, and you are also invited to attend the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trustee, or other nominee and you wish to vote your shares electronically at the Annual Meeting, you will not be permitted to do so during the Annual Meeting unless you first obtain a proxy issued in your name from your broker, bank, trustee, or other nominee.
If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee, or other nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”
Broker Non-Votes
Broker non-votes are shares held by brokers, banks, trustees, or other nominees who are present online or represented by proxy but which are not voted on a particular matter because the brokers, banks, trustees, or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, banks, trustees, and other nominees, these entities have the discretion to vote on routine matters but not on non-routine matters. The only routine matter to be considered at the Annual Meeting is the ratification of the appointment of our independent registered public accounting firm. The remaining proposals are considered non-routine matters. As a result, if you do not provide your broker, bank, trustee, or other nominee with voting instructions on these non-routine matters, your shares will not be voted either for or against our director nominees, for or against the advisory approval of the compensation to our NEOs, for or against Amendment No. 2 to the Anterix Inc. 2023 Stock Plan to increase the number of shares available for issuance under the plan, or for the advisory approval of the frequency of future advisory votes on the compensation of our NEOs.

74 2026 PROXY STATEMENT	ANTERIX INC.

Additional Information
Voting Matters
Stockholders are entitled to cast one vote per share of common stock on each matter presented at the Annual Meeting. For ten days preceding the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a purpose related to the Annual Meeting at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424. To the extent office access is impracticable due to our hybrid work model, you may email us at legal@anterix.com. The list of stockholders will also be available during the Annual Meeting through the meeting website at www.virtualshareholdermeeting.com/atex2026.
There are five proposals scheduled to be voted on at the Annual Meeting:

1	To elect 7 directors to hold office until the 2027 Annual Meeting of Stockholders and until their respective successors are elected and qualified
2	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers
3	To approve Amendment No. 2 to the Anterix Inc. 2023 Stock Plan to increase the number of shares available for issuance under the plan
4	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers
5	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027
Our Board Recommends a Vote “FOR” Each of the Proposals
Nominees for the Board will be elected if more votes are cast in favor of the nominee than are cast against the nominee by the holders of shares present and voting or represented by proxy and entitled to vote at the Annual Meeting. Each other matter to be voted upon at the Annual Meeting requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote.

ANTERIX INC.	2026 PROXY STATEMENT 75

Other Matters
We are unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.
Proxy Solicitation
We will bear the expenses of calling and holding the Annual Meeting and soliciting proxies. In addition to being mailed directly to stockholders, this Proxy Statement and the accompanying materials will be distributed through brokers, custodians, nominees, and other like parties to beneficial owners of shares of common stock. We will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. Our directors, officers, and employees may also solicit proxies by mail, telephone, and personal contact, but they will not receive any additional compensation for these activities.
Stockholder Proposals for the 2027 Annual Meeting
Stockholders interested in submitting a proposal for consideration at our 2027 Annual Meeting must do so by sending the proposal to our Chief Legal Officer and Corporate Secretary at Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424. Under SEC Rule 14a-8, the deadline for submitting proposals to be included in our proxy materials for the 2027 Annual Meeting is February 25, 2027. Accordingly, for a stockholder proposal to be considered for inclusion in our proxy materials for the 2026 Annual Meeting, any such stockholder proposal must be received by our Chief Legal Officer and Corporate Secretary on or before February 25, 2027, and comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act, as well as the applicable requirements of our Amended and Restated Bylaws. Any stockholder proposal received after February 25, 2027, will be considered untimely and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Amended and Restated Bylaws.
Our Amended and Restated Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Chief Legal Officer and Corporate Secretary must be received at our principal executive offices not less than 90 days but not more than 120 days prior to the one-year anniversary of the date of the 2026 Annual Meeting (i.e., August 4, 2026) and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters as required by our Amended and Restated Bylaws. Therefore, to be presented at our 2027 Annual Meeting, we must receive such a proposal on or after April 7, 2027, but no later than May 7, 2027. If the date of the 2027 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the one-year anniversary of the 2026 Annual Meeting, notice must be received no earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to such Annual Meeting or (ii) if the first public announcement of the date of such annual meeting is less than 100 days before the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such Annual Meeting is first made. Stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 16, 2027. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. You are advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations available on our investor relations website, investors.anterix.com.

76 2026 PROXY STATEMENT	ANTERIX INC.

Other Matters
Householding of Annual Meeting Materials
We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Notice and Proxy Statement or a single set of our proxy material, as applicable. Each stockholder continues to receive a separate proxy card. This procedure reduces printing costs and mailing fees while also reducing the environmental impact of distributing documents related to the Annual Meeting. If you reside at the same address as another Anterix stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attn: Chief Legal Officer and Corporate Secretary, (973) 255-4945. Upon your request, we will deliver a separate copy to you.
Some brokers household proxy materials, delivering a single Proxy Statement or Notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement or Notice, please notify your broker directly. You may also write to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004, Attention: Compliance Department, and include your name, name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement and Notice who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or Anterix Inc. at the contact information listed above, to request information about householding.
Annual Report on Form 10-K
We filed an Annual Report with the SEC, which is accessible free of charge on our investor website, investors.anterix.com. A copy of our Annual Report will also be made available (without exhibits) free of charge to interested stockholders upon written request to Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attention: Chief Legal Officer and Corporate Secretary. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.
Forward-Looking Statements
Certain statements contained in this Proxy Statement and the accompanying letters, other than historical information, constitute forward-looking statements. Any such forward-looking statements are based on our management’s current expectations and are subject to many risks and uncertainties that could cause our actual results to differ materially from our management’s current expectations or those implied by the forward-looking statements. The risks and uncertainties that may affect our future results of operations are identified and described in our Annual Report. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

ANTERIX INC.	2026 PROXY STATEMENT 77

APPENDIX A
Amendment No. 2 to the Anterix Inc. 2023 Stock Plan
This Amendment No. 2 (the “Amendment”) to the Anterix Inc. 2023 Stock Plan (the “Plan”) was adopted by the Board of Directors (“Board”) of Anterix Inc., a Delaware corporation (the “Company”), on June 22, 2026. This Amendment will become effective upon approval by the Company’s stockholders at the Company’s 2026 Annual Meeting of Stockholders.
WHEREAS, the Plan was adopted upon receipt of approval by the Company’s stockholders, effective as of August 8, 2023;
WHEREAS, the Plan was amended by Amendment No. 1, adopted by the Board on June 21, 2024, and approved by the Company’s stockholders at the 2024 Annual Meeting of Stockholders;
WHEREAS, the Board desires to amend the Plan, subject to approval of the Company’s stockholders, to increase the number of shares of Company common stock available for issuance thereunder; and
WHEREAS, if the Company’s stockholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.
NOW, THEREFORE, the Plan is hereby amended as follows:
(1)Section 4.1 of the Plan is hereby deleted and replaced in its entirety with the following:
4.1     Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Awards shall be equal to 2,350,000 plus Awards remaining for grant under the Prior Plan pursuant to Section 1.1(b)(iii) and shall consist of authorized but unissued, or reacquired shares of Stock or any combination thereof.
(2)Except as expressly set forth in this Amendment, all other terms and conditions of the Plan shall remain in full force and effect.

78 2026 PROXY STATEMENT	ANTERIX INC.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ATEX2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01722-P54311

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANTERIX INC.

The Board of Directors recommends you vote FOR the following director nominees:

Nominees:	For	Against	Abstain
1a. Thomas R. Kuhn	☐	☐	☐
1b. Scott A. Lang	☐	☐	☐
1c. Jeffrey A. Altman	☐	☐	☐
1d. Leslie B. Daniels	☐	☐	☐
1e. Mark A. Fleischhauer	☐	☐	☐
1f. William E. Heard	☐	☐	☐
1g. Mahvash Yazdi	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.	☐	☐	☐
3. To approve Amendment No. 2 to the Anterix Inc. 2023 Stock Plan to increase the number of shares available for issuance under the plan.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain
4. To approve on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5.	For	Against	Abstain
5. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027.	☐	☐	☐

NOTE: To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

T01723-P54311

ANTERIX INC.
2026 Annual Meeting of Stockholders
August 4, 2026 9:30 A.M., Eastern Daylight Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Scott Lang and Gena L. Ashe, or either of them, as proxies, with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Anterix Inc. that the undersigned is entitled to vote at the 2026 Annual Meeting of Stockholders to be held at 9:30 A.M., Eastern Daylight Time on August 4, 2026, via the Internet at www.virtualshareholdermeeting.com/ATEX2026, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other business may properly come before the meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

All votes must be received by 11:59 P.M., Eastern Daylight Time, August 3, 2026.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.